EXHIBIT 10.45

EXECUTED VERSION

CUSIP NUMBER: 04313KAD1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of October 15, 2004

among

ARTHROCARE CORPORATION,

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent and as a Lender,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agent, as Collateral Agent and as a Lender,

and

THE OTHER LENDERS PARTY HERETO

BANC OF AMERICA SECURITIES LLC,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

as

Co-Lead Arrangers

i

5.19	USE OF PROCEEDS.	34

5.20	SOLVENCY.	34

5.21	TAX SHELTER REGULATIONS.	34

ARTICLE VI. AFFIRMATIVE COVENANTS		34

[*]

ARTICLE VII. NEGATIVE COVENANTS		35

[*]

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		35

8.01	EVENTS OF DEFAULT.	35

8.02	REMEDIES UPON EVENT OF DEFAULT.	37

8.03	APPLICATION OF FUNDS.	37

ARTICLE IX. ADMINISTRATIVE AGENT AND COLLATERAL AGENT		38

9.01	APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT AND COLLATERAL AGENT.	38

9.02	DELEGATION OF DUTIES.	38

9.03	LIABILITY OF ADMINISTRATIVE AGENT.	38

9.04	RELIANCE BY ADMINISTRATIVE AGENT AND COLLATERAL AGENT.	39

9.05	NOTICE OF DEFAULT.	39

9.06	CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENT-RELATED PERSONS.	40

9.07	INDEMNIFICATION OF AGENT-RELATED PERSONS.	40

9.08	ADMINISTRATIVE AGENT AND COLLATERAL AGENT IN THEIR INDIVIDUAL CAPACITIES.	41

9.09	SUCCESSOR ADMINISTRATIVE AGENT.	41

9.10	SUCCESSOR COLLATERAL AGENT.	41

9.11	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.	42

9.12	GUARANTY MATTERS.	42

9.13	COLLATERAL MATTERS.	43

9.14	OTHER AGENTS; ARRANGERS AND MANAGERS.	44

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE X. GENERAL PROVISIONS		44

10.01	AMENDMENTS, ETC.	44

10.02	NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.	45

10.03	NO WAIVER; CUMULATIVE REMEDIES.	46

10.04	ATTORNEY COSTS, EXPENSES AND TAXES.	46

10.05	INDEMNIFICATION BY THE BORROWER.	47

10.06	PAYMENTS SET ASIDE.	47

10.07	SUCCESSORS AND ASSIGNS.	48

10.08	CONFIDENTIALITY.	50

10.09	SET-OFF.	51

10.10	INTEREST RATE LIMITATION.	51

10.11	COUNTERPARTS.	51

10.12	INTEGRATION; AMENDMENT AND RESTATEMENT.	51

10.13	SURVIVAL OF REPRESENTATIONS AND WARRANTIES.	52

10.14	SEVERABILITY.	52

10.15	FOREIGN LENDERS.	52

10.16	GOVERNING LAW.	53

10.17	WAIVER OF RIGHT TO TRIAL BY JURY.	53

10.18	PATRIOT ACT NOTICE.	53

10.19	TIME OF THE ESSENCE.	54

SCHEDULES

A	Guarantors
2.01	Commitments and Pro Rata Shares
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments
5.16	Intellectual Property Matters
7.01	Existing Liens
7.02(a)	Existing Investments
7.02(b)	Investment Guidelines
7.03	Existing Indebtedness
7.06	Existing Leases
10.02	Eurodollar and Domestic Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A	Form of Loan Notice
Exhibit B	Form of Revolving Line of Credit Note
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption Agreement
Exhibit E	Form of Guaranty
Exhibit F	Form of Term Commitment Note
Exhibit G	Form of Security Agreement
Exhibit H	Form of Trademark Security Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 15, 2004, is among ARTHROCARE CORPORATION, a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Documentation Agent and as Collateral Agent.

RECITALS

WHEREAS the Borrower, the Lenders, Administrative Agent, Documentation Agent and Collateral Agent have previously entered into the Existing Credit Agreement; and

WHEREAS the Borrower has requested that the Lenders amend the Existing Credit Agreement, and the Lenders are willing to amend the Existing Credit Agreement, on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting in, directly or indirectly: (a) the acquisition of all or substantially all of the Property of a Person, or of any business or division of a Person; (b) the acquisition of in excess of fifty percent (50.0%) of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary; (c) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors or similar governing body of such Person; or (d) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Borrower or one of its Subsidiaries is the surviving entity.

“Administrative Agent” means the sole administrative agent for the Lenders under the Loan Documents or any successor administrative agent, in each case as appointed under Article X, which, initially, shall be Bank of America.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power (a) to vote five percent (5.0%) or more of the securities having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by voting securities, through the ownership of contract or otherwise.

“Agent-Related Persons” means the Administrative Agent (including any successor administrative agent), the Documentation Agent, and the Collateral Agent, together with their respective Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Banc of America Securities, LLC as an Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitments” means, as of any date of determination, the aggregate amount of all Lenders’ Commitments hereunder.

“Agreement” means this Credit Agreement.

“Alpha Merger Sub” means Alpha Merger Sub Corporation, a Nevada corporation and a wholly owned Subsidiary of the Borrower.

“Applicable Rate” means [*]

“Approved Fund” has the meaning set forth in Section 10.07(g).

“Arrangers” means the Persons acting as co-lead arrangers, which, initially, shall be Banc of America Securities LLC and Wells Fargo.

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D.

“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2003, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries.

“Bank of America” means Bank of America, N.A.

“Bankruptcy Code” means the federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101 et seq.).

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus one-half of one percent (0.50%) and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” Bank of America’s “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a) or Section 2.01(b).

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Calculation Date” has the meaning set forth in the definition of “Applicable Rate” contained herein.

“Capital Expenditures” means for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, minus net proceeds from sales of fixed or capital assets received by such Person or any of its Subsidiaries during such period.

“Change of Control” means, with respect to any Person, an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25.0%) or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, as of any date of determination, all property and assets securing the Obligations.

“Collateral Agent” means the sole collateral agent for the Lenders under the Loan Documents or any successor collateral agent, in each case as appointed under Article X, which, initially, shall be Wells Fargo.

“Commitment” means, as to each Lender as of any date of determination, its obligation to make Loans to the Borrower pursuant to Section 2.01(a) or Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

“Compensation Period” has the meaning set forth in Section 2.10(d)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) the net income of the Borrower and its Subsidiaries from continuing operations after extraordinary items (excluding gains or losses from Dispositions of assets) for such period plus (b) the amount of taxes, based on or measured by income, used or included in the determination of such net income plus (c) Consolidated Interest Expense for such period plus (d) the amount of depreciation and amortization expense deducted in determining the net income for such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by notes, loan agreements or other similar instruments, bonds, debentures, letters of credit (including standby and commercial), reimbursement agreements, bankers’ acceptances, bank guaranties, surety bonds and similar instruments (in each case, whether or not such obligations are contingent or absolute), plus (b) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, plus (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the types specified in subsections (a) and (b) above of Persons other than the Borrower or any Subsidiary.

“Consolidated Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP plus (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases which is treated as interest in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt Service Coverage Ratio” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of (i) Consolidated EBITDA, measured for the period consisting of the four consecutive fiscal quarters ending on such date, plus (ii) interest income for such period (to the extent not included in Consolidated EBITDA for such period), minus (iii) all Capital Expenditures actually made during such period minus (iv) all taxes actually paid in cash during such period to (b) the sum of (i) Consolidated Interest Expense, measured for the period consisting of the four consecutive fiscal quarters ending on such date, which was deductible in determining consolidated net income for such period plus (ii) the current portion of Consolidated Funded Indebtedness (other than that portion thereof comprised of the Outstanding Amount of Revolving Line of Credit Loans) plus (iii) for purposes of the fiscal quarter of the Borrower ending December 31, 2005, the cash portion of the Aggregate Second Payment Amount, the Third Payment Amount, the Fourth Payment Amount and the Earnout Amount (as each of those terms is defined in the Merger Agreement (as that term is defined in the definition of “Specified Acquisition Agreements” contained herein)) as identified by the Borrower to the Administrative Agent pursuant to Section 6.02(e)(i).

“Default” means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means a fluctuating interest rate per annum equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) two percent (2.0%) per annum.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Documentation Agent” means the sole documentation agent for the Lenders under the Loan Documents or any successor documentation agent, which, initially, shall be Wells Fargo.

“Dollar” and “$” means lawful money of the United States of America.

“Eligible Assignee” has the meaning set forth in Section 10.07(g).

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or any other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means any of the following: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	1.00 –	Eurodollar Base Rate
Eurodollar Reserve Percentage

where:

“Eurodollar Base Rate” means, for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%) the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period; and

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” means any of the events or circumstances specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of December 19, 2003, entered into among the Borrower, the Lenders, the Administrative Agent, the Documentation Agent and the Collateral Agent.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the “Federal Funds Rate” for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the “Federal Funds Rate” for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement, dated as of October 15, 2004, among the Borrower, the Arrangers, the Administrative Agent, the Documentation Agent and the Collateral Agent.

“Foreign Lender” has the meaning set forth in Section 10.15.

“FRB” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fund” has the meaning set forth in Section 10.07(g).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantors” means, at any time any determination thereof is to be made, the Persons identified on Schedule A, all Material Domestic Subsidiaries and all other Persons who, following the Closing Date, execute and deliver a Guaranty.

“Guaranty” means a Continuing Guaranty Agreement, substantially in the form of Exhibit E, made by a Guarantor in favor of the Administrative Agent on behalf of the Lenders.

“Guaranty Obligation” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

“Hazardous Materials” means, collectively, as of any date: (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB’s); (b) any chemicals or other materials or substances which as of such date are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “infectious wastes,” “pollutants” or words of similar import under any Environmental Law; and (c) any other chemical or other material or substance, exposure to which or use of which as of such date is prohibited, limited or regulated under any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), reimbursement agreements, bankers’ acceptances, bank guaranties, surety bonds and similar instruments (in each case, whether or not such obligations are contingent or absolute; (c) net obligations under any Swap Contract in an amount equal to the Swap Termination Value thereof; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and Synthetic Lease Obligations; and (g) all Guaranty Obligations of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject only to customary exceptions acceptable to the Required Lenders). The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that, if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the third Business Day of each calendar month during the term hereof.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the scheduled Maturity Date.

“Investment” means, as to any Person, any acquisition (including any Acquisition) or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning set forth in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by one Person with another Person in order to conduct a common venture or enterprise with such Person.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning set forth in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters ending on such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a loan.

“Loan Documents” means this Agreement, all Notes, the Fee Letter, all Loan Notices, all Compliance Certificates, all Guaranties, the Security Documents, and all other agreements, documents and instruments (with the exception of Swap Contracts except to the extent expressly required pursuant to the terms hereof), executed and delivered by a Loan Party in connection with the transactions contemplated hereby in favor of the Administrative Agent, the Documentation Agent, the Collateral Agent, the Arrangers or any Lender.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Domestic Subsidiary” means any Material Subsidiary organized under the laws of the United States or any state or territory thereof.

“Material Subsidiary” means any Subsidiary that meets either of the following conditions: (a) such Subsidiary’s total net revenues for the period of the immediately preceding four fiscal quarters is equal to or greater than ten percent (10.0%) of the consolidated total net revenues of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly financial statements of the Borrower required to be delivered pursuant to Section 6.01; or (b) such Subsidiary’s total assets, as of the last day of the immediately preceding fiscal quarter, are equal to or greater than ten percent (10.0%) of the consolidated total assets of the Borrower and its Subsidiaries as of such date, determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly (as applicable) financial statements of the Borrower required to be delivered pursuant to Section 6.01.

“Maturity Date” means, as applicable, the Revolving Line of Credit Maturity Date or the Term Commitment Maturity Date.

“Maximum Rate” has the meaning set forth in Section 10.10.

“MDA” means Medical Device Alliance Inc., a Nevada corporation.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

“Non-Guarantor Subsidiary” has the meaning set forth in Section 2.12.

“Notes” means, collectively, the Revolving Line of Credit Notes and the Term Commitment Notes.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

“Opus” means Opus Medical, Inc., a California corporation.

“Opus Merger Corporation Sub” means OC Merger Sub Corporation, a California corporation and a wholly owned Subsidiary of the Borrower.

“Opus Merger LLC Sub” means OC Acquisition Sub LLC, a California limited liability company and a wholly owned Subsidiary of the Borrower.

“Ordinary Course of Business” means, in respect of any transaction involving the Borrower or any Subsidiary of the Borrower, the ordinary course of such Person’s business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means: (a) with respect to any corporation, such Person’s certificate or articles of incorporation and its bylaws; (b) with respect to any limited liability company, such Person’s certificate of formation or articles of organization and its operating agreement; and (c) with respect to any partnership, Joint Venture, trust or other form of business entity, such Person’s applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Outstanding Amount” means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date.

“Parallax” means Parallax Medical, Inc., a Delaware corporation.

“Participant” has the meaning set forth in Section 10.07(d).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, Joint Venture or Governmental Authority.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

“Pro Rata Share” means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments, the Revolving Line of Credit Commitment Amount or the Term Commitment Amount, as applicable, set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

“Quarterly Payment Date” means the last Business Day of each March, June, September and December.

“Quick Ratio” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of unrestricted cash, unrestricted cash equivalents and accounts receivable convertible into cash to (b) the sum of (i) total current liabilities plus (ii) the Outstanding Amount of all Revolving Line of Credit Loans plus (iii) the current portion of the Outstanding Amount of all Term Commitment Loans.

“Register” has the meaning set forth in Section 10.07(c).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, as of any date of determination, Lenders whose Voting Percentages aggregate more than fifty percent (50.0%).

“Responsible Officer” means the president, chief operating officer, chief executive officer, chief financial officer, treasurer, assistant treasurer or secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock.

“Revolving Line of Credit” means a credit accommodation in the maximum principal amount of the Revolving Line of Credit Commitment Amount, as described more fully in Section 2.01(a).

“Revolving Line of Credit Commitment Amount” means, as of any date of determination, Twenty Million Dollars ($20,000,000.00), as such amount may be reduced from time to time in accordance with the provisions hereof.

“Revolving Line of Credit Loan” means a Loan under the Revolving Line of Credit.

“Revolving Line of Credit Maturity Date” means: (a) April 30, 2007; or (b) such earlier date upon which the Revolving Line of Credit is or the Aggregate Commitments are terminated in accordance with the terms hereof.

“Revolving Line of Credit Notes” means the promissory notes executed by the Borrower in favor of each Lender to evidence Borrowings under the Revolving Line of Credit, substantially in the form of Exhibit B attached hereto.

“SEC” means the Securities and Exchange Commission or any successor or similar Governmental Authority.

“Security Agreement” means a Security Agreement, substantially in the form of Exhibit G, made by the Borrower and all Guarantors in favor of the Collateral Agent on behalf of the Secured Creditors (as such term is defined in such agreement).

“Security Documents” means, collectively, the Security Agreement and the Trademark Security Agreement and any and all agreements, documents and instruments entered into in connection with the foregoing.

“Solvent” means, as to any Person at any time, that: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction for which such Person’s property would constitute unreasonably small capital.

“Specified Acquisition” means the Acquisition by the Borrower of Opus pursuant to and substantially in accordance with the terms of the Opus Acquisition Agreements.

“Specified Acquisition Agreements” means, collectively: (a) that certain Agreement and Plan of Merger, dated as of September 3, 2004 (the “Merger Agreement”), by and among the Borrower, Opus Merger Corporation Sub, Opus Merger LLC Sub, Opus, and for purposes of Articles 3, 8 and 11 of such agreement, James W. Hart and Steven L. Gex, as the Shareholders’ Agents (as defined therein), filed by the Borrower as an exhibit to the Borrower’s Form 8-K filed with the SEC on September 3, 2004; and (b) the other agreements, documents and instruments required to be entered into in connection with the Merger Agreement on or before the Merger (as defined in the Merger Agreement).

“Subsidiary” of a Person means a corporation, partnership, Joint Venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (including all schedules thereto), including any such obligations or liabilities under any such master agreement (including all schedules thereto).

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Commitment” means a credit accommodation in the maximum principal amount of the Term Commitment Amount, as described more fully in Section 2.01(b).

“Term Commitment Amount” means, as of any date of determination, Thirty Million Dollars ($30,000,000.00), as such amount may be reduced from time to time in accordance with the provisions hereof.

“Term Commitment Loan” means a Loan under the Term Commitment.

“Term Commitment Maturity Date” means: (a) September 30, 2011; or (b) such earlier date upon which the Term Commitment is or the Aggregate Commitments are terminated in accordance with the terms hereof.

“Term Commitment Notes” means the promissory notes executed by the Borrower in favor of each Lender to evidence Borrowings under the Term Commitment, substantially in the form of Exhibit F attached hereto.

“Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit H, made by the Borrower in favor of the Collateral Agent on behalf of the Secured Creditors (as such term is defined in such agreement).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unused Commitment Fee” has the meaning set forth in Section 2.07(a).

“Voting Percentage” means, as to any Lender, (a) at any time when the Aggregate Commitments are in effect, such Lender’s Pro Rata Share and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which the Outstanding Amount of such Lender’s Loans then comprises of the Outstanding Amount of all Loans; provided that, if any Lender has failed to fund any portion of the Loans, such Lender’s Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of “Required Lenders” without regard to such Lender’s Commitment or the outstanding amount of its Loans, as the case may be.

“Wells Fargo” means Wells Fargo Bank, National Association.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears. The term “including” is by way of example and not limitation. The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) Unless otherwise expressly provided herein: (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document; and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

1.03 Accounting Terms; Rounding.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.04	References to Agreements and Laws.

1.04 References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

ARTICLE II.

THE COMMITMENTS AND THE LOANS

2.01 Loans.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans under the Revolving Line of Credit to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Pro Rata Share of the Revolving Line of Credit Commitment Amount; provided that, after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Revolving Line of Credit Loans shall not exceed the Revolving Line of Credit Commitment Amount, (ii) the aggregate Outstanding Amount of all Loans shall not exceed the Aggregate Commitments and (iii) the aggregate Outstanding Amount of the Revolving Line of Credit Loans of any Lender shall not exceed such Lender’s Pro Rata Share of the Revolving Line of Credit Commitment Amount. Within the limits of each Lender’s Pro Rata Share of the Revolving Line of Credit Commitment Amount, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.03, and reborrow under this Section 2.01(a). Revolving Line of Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) Subject to the terms and conditions set forth herein, each Lender severally agrees to make term loans under the Term Commitment to the Borrower on a single Business Day during the period from the Closing Date to and including November 16, 2004 in an aggregate amount not to exceed such Lender’s Pro Rata Share of the Term Commitment Amount; provided that, after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Term Commitment Loans shall not exceed the Term Commitment Amount, (ii) the aggregate Outstanding Amount of all Loans shall not exceed the Aggregate Commitments and (iii) the aggregate Outstanding Amount of the Term Commitment Loans of any Lender shall not exceed such Lender’s Pro Rata Share of the Term Commitment Amount. Subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b) and prepay under Section 2.03; provided that, once repaid or prepaid, no amounts may be reborrowed under this Section 2.01(b). Term Commitment Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to a different Type and each continuation of Loans as the same Type shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., California time, (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a written Loan Notice (which may be sent by facsimile), appropriately completed and signed by one (1) Responsible Officer of the Borrower. Each Borrowing of Loans, each conversion of Loans from one Type to another Type, and each continuation of Eurodollar Rate Loans shall be in a principal amount of Five Hundred Thousand Dollars ($500,000.00) or a whole multiple of One Hundred Thousand Dollars ($100,000.00) in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) in the case of a Borrowing, whether such Borrowing is to be a Revolving Line of Credit Loan or a Term Commitment Loan, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If the Borrower fails to specify whether any requested Borrowing is to be a Revolving Line of Credit Loan or a Term Commitment Loan, then the applicable Loans shall be made (subject to the other terms and conditions contained herein) as Revolving Line of Credit Loans.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m., California time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing hereunder, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

2.03 Prepayments.

(a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., California time, (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; and (ii) any prepayment of Loans shall be in a principal amount of Five Hundred Thousand Dollars ($500,000.00) or a whole multiple of One Hundred Thousand Dollars ($100,000.00) in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

(b) If for any reason the Outstanding Amount of all Loans at any time exceeds the Aggregate Commitments then in effect, then Borrower shall immediately prepay Loans in an aggregate amount equal to such excess. If for any reason the Outstanding Amount of all Revolving Line of Credit Loans at any time exceeds the Revolving Line of Credit Commitment Amount then in effect, then the Borrower shall immediately prepay the Revolving Line of Credit Loans in an aggregate amount equal to such excess. If for any reason the Outstanding Amount of all Term Commitment Loans at any time exceeds the Term Commitment Amount then in effect, then the Borrower shall immediately prepay the Term Commitment Loans in an aggregate amount equal to such excess.

2.04 Reduction or Termination of Commitments.

The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Line of Credit Commitment Amount or the Term Commitment Amount, or permanently reduce the Revolving Line of Credit Amount to an amount not less than the then Outstanding Amount of all Revolving Line of Credit Loans or permanently reduce the Term Commitment Amount to an amount not less than the then Outstanding Amount of all Term Commitment Loans; provided that (i) any such notice shall be received by the Administrative Agent not later than 9:00 a.m., California time, five (5) Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of Five Hundred Thousand Dollars ($500,000.00) or a whole multiple of One Hundred Thousand Dollars ($100,000.00) in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Revolving Line of Credit Commitment Amount or the Term Commitment Amount. Once reduced in accordance with this Section, neither the Revolving Line of Credit Commitment Amount nor the Term Commitment Amount may be increased. Any reduction of the Revolving Line of Credit Commitment Amount or the Term Commitment Amount shall be applied to the applicable Commitment of each Lender according to its Pro Rata Share thereof. All fees accrued until the effective date of any termination of any of the Aggregate Commitments shall be paid on the effective date of such termination.

2.05 Repayment of Loans.

(a) The Borrower shall repay to the Lenders on the Revolving Line of Credit Maturity Date the then Outstanding Amount of all Revolving Line of Credit Loans, together with all accrued and unpaid interest thereon. Notwithstanding anything to the contrary contained herein, the Borrower shall cause the Outstanding Amount of all Revolving Line of Credit Loans to be Zero Dollars ($0.00) for a period of at least thirty (30) consecutive days during each twelve (12) month period following the Closing Date.

(b) The Borrower shall repay to the Lenders the Outstanding Amount of all Term Commitment Loans as follows: (a) commencing on December 31, 2004 and continuing on each and every Quarterly Payment Date occurring thereafter up to and including the Quarterly Payment Date immediately preceding the Term Commitment Maturity Date, equal, consecutive installments of principal in an amount equal to One Million Seventy-One Thousand Four Hundred Twenty-Eight Dollars and Fifty-Seven Cents ($1,071,428.57) each; and (b) on the Term Commitment Maturity Date, the then remaining Outstanding Amount of all Term Commitment Loans. In addition, on the Term Commitment Maturity Date, the Borrower shall repay to the Lenders all accrued and unpaid interest on the Term Commitment Loans.

2.06 Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) While any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof both before and after judgment, and both before and after the commencement of any proceeding under any Debtor Relief Law.

2.07 Fees.

(a) The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share of the Aggregate Commitments, an unused commitment fee (the “Unused Commitment Fee”) equal to the Applicable Rate multiplied by the actual daily amount by which the Revolving Line of Credit Amount exceeds the Outstanding Amount of Revolving Line of Credit Loans during a quarterly period. The Unused Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on each Quarter Payment Date, commencing with the first Quarterly Payment Date to occur after the Closing Date, and on the Maturity Date. The Unused Commitment Fee shall be calculated quarterly in arrears, and, if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The Unused Commitment Fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b) The Borrower shall pay, in the amounts and at the times specified in the Fee Letter, (i) an arrangement fee to each of the Arrangers for each of the Arranger’s own account, (ii) an annual agency fee to the Administrative Agent for the Administrative Agent’s own account and (iii) a one-time CUSIP fee. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

(c) On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares of the Aggregate Commitments, an upfront fee in an amount set forth in the Fee Letter. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

2.08 Computation of Interest and Fees.

All interest on the Loans and other amounts owing hereunder and all fees shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of three hundred sixty-five (365) or three hundred sixty-six (366) days. Interest shall accrue on each Loan for the day on which such Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan (or any such portion) is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.

2.09 Evidence of Debt.

The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive (absent manifest error) of the amount of the Loans made by the Lenders to the Borrower and all interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender’s Loans may, in addition to such accounts or records, be evidenced by, in the case of Revolving Line of Credit Loans, a Revolving Line of Credit Note, and, in the case of Term Commitment Loans, by a Term Commitment Note. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

2.10 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m., California time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 11:00 a.m., California time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the definition of “Interest Period” contained in Section 1.01, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) If at any time the funds received by and available to the Administrative Agent are not sufficient to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including reasonable Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Loans set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.11 Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09 with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.12 Guaranty of Obligations.

The Obligations shall be jointly and severally guaranteed by the Guarantors pursuant to one or more Guaranties, the obligations under which shall be secured pursuant to the terms and conditions of the Security Agreement (to which such Guarantor shall become a party). Promptly after the date on which any Person becomes a Material Domestic Subsidiary of the Borrower, and, in any event, within ten (10) Business Days following receipt by the Borrower from the Administrative Agent of a request therefor, the Borrower will cause such Person to execute and deliver to the Administrative Agent, on behalf of the Lenders, a guaranty of the Obligations in substantially the form of the Guaranty and an addendum by which such Person becomes a party to the Security Agreement. In addition, promptly after any date that the total revenues or total assets of all Subsidiaries organized under the laws of the United States or any state or territory thereof that are at such time not Guarantors (each, a “Non-Guarantor Subsidiary”) together exceed ten percent (10.0%) of the total revenues or total assets, as the case may be, of the Borrower and its Subsidiaries, determined on a consolidated basis, and in any event, within ten (10) Business Days following receipt by the Borrower from the Administrative Agent of a request therefor, the Borrower will cause one or more Non-Guarantor Subsidiaries to execute and deliver to the Administrative Agent, on behalf of the Lenders, a guaranty of the Obligations in substantially the form of the Guaranty (and an addendum by which such Person becomes a party to the Security Agreement), so that, after delivery of such guaranty or guarantees, the total revenues and total assets of all remaining Non-Guarantor Subsidiaries together are less than ten percent (10.0%) of the total revenues or total assets, as the case may be, of the Borrower and its Subsidiaries, determined on a consolidated basis. In all of the foregoing instances, the Borrower shall deliver or cause to be delivered such other agreements, documents, instruments and other information and items as are reasonably requested by the Administrative Agent, at the request of any Lender, in connection with the foregoing, including resolutions, incumbency and officers’ certificates and opinions of counsel.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities with respect thereto being hereinafter collectively referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within thirty (30) days after the date the Lender or the Administrative Agent makes a demand therefor.

3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. If such notice is in fact given by a Lender, such

Lender agrees to use commercially reasonable good faith efforts to provide, without any liability for failing to provide or failing to be able to provide, an alternate interest index rate upon which it can determine and charge interest (with any applicable margin) on extensions of credit that is substantially comparable to the Eurodollar Rate.

3.03 Inability to Determine Rates.

If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least fifteen (15) days prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

3.05 Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; including, in each of the foregoing cases, any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Matters Applicable to all Requests for Compensation.

A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

3.07 Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all Obligations.

ARTICLE IV.

CONDITIONS

4.01 Conditions to Effectiveness and Initial Loans.

The effectiveness of this Agreement and the obligation of each Lender to make its initial Loan hereunder are subject to satisfaction of the following conditions precedent:

(a) Unless waived by all the Lenders, the Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date acceptable to the Administrative Agent) and each in form and substance satisfactory to the Administrative Agent, the Lenders and their respective legal counsel:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, the Collateral Agent, each Lender and the Borrower;

(ii) if requested by all Lenders, a Revolving Line of Credit Note and a Term Commitment Note executed by the Borrower in favor of each Lender, such Notes to be in an original face amount equal to each such Lender’s Pro Rata Share of the Revolving Line of Credit Commitment Amount and the Term Commitment Amount, respectively;

(iii) such certificates respecting resolutions or other actions, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent or any Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer of the Borrower authorized to act as a Responsible Officer in connection with this letter agreement, the Credit Agreement and the other Loan Documents to which the Borrower is a party;

(iv) such evidence as the Administrative Agent and/or any Lender may require to verify that the Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of the Borrower’s Organization Documents, certificates of good standing and qualification to engage in business and tax clearance certificates; and

(v) such other assurances, certificates, documents, consents, approvals, materials or opinions as the Administrative Agent, or any Lender reasonably may require.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable Attorney Costs of the Administrative Agent, the Documentation Agent and the Collateral Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of reasonable Attorney Costs as shall constitute its reasonable estimate of such Attorney Costs incurred or to be incurred by it through the closing proceedings, provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent, the Documentation Agent and the Collateral Agent.

Notwithstanding anything to the contrary contained in this Section 4.01, neither this Agreement nor any of the other Loan Documents shall become effective or be binding on any party unless the preceding conditions have been satisfied (or waived, as appropriate), on or before 1:00 p.m., California time, on October 15, 2004.

4.02 Conditions to all Borrowings and Conversions and Continuations.

The obligation of each Lender to honor any Loan Notice, including the first Loan Notice, is subject to the following conditions precedent:

(a) Unless waived by all the Lenders, the Administrative Agent’s receipt, on or before November 5, 2004, of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date or such other date as the Administrative Agent shall specify (or, in the case of certificates of governmental officials, a recent date before the Closing Date acceptable to the Administrative Agent) and each in form and substance satisfactory to the Administrative Agent, the Lenders and their respective legal counsel:

(i) executed counterparts of the Guaranties and the Security Documents, sufficient in number for distribution to the Administrative Agent, the Collateral Agent, each Lender and the Borrower;

(ii) such certificates respecting resolutions or other actions, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent or any Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iii) such evidence as the Administrative Agent and/or any Lender may require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Loan Party’s Organization Documents, certificates of good standing and qualification to engage in business and tax clearance certificates;

(iv) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(b) and (c) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect; and

(v) such other assurances, certificates, documents, consents, approvals, materials or opinions as the Administrative Agent, or any Lender reasonably may require.

(b) The representations and warranties of the Borrower contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Borrowing, conversion or continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(c) No Default or Event of Default shall exist or would result from such Borrowing, conversion or continuation.

(d) The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

(e) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(b) and (c) have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power; Compliance with Laws.

Each Loan Party (a) is a corporation, partnership or limited liability company, duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in subsections (c) or this subsection (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04 Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the rights of creditors, and subject to equitable principles of general application.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries, dated June 30, 2004, contained in the related quarterly report on Form 10-Q filed with the SEC (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and subject to ordinary, good faith year end audit adjustments; (ii)

fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation.

Except as specifically disclosed on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default.

Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens.

Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the property of the Borrower and its Subsidiaries is not subject to any Lien, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance.

(a) The on-going operations of the Borrower and each of its Subsidiaries, after the Closing Date, comply in all respects with all Environmental Laws, except such non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as specifically identified on Schedule 5.09, none of the Borrower or any of its Subsidiaries or any of their present property or operations: (i) is subject to any outstanding written order from or agreement with any Governmental Authority or other Person; or (ii) to the best of the Borrower’s knowledge, is subject to any judicial or docketed administrative proceeding respecting any Environmental Law, Environmental Claim or Hazardous Material.

(c) To the best of the Borrower’s knowledge, except as specifically identified on Schedule 5.09, there are no conditions or circumstances relating to any property of the Borrower or its Subsidiaries, or arising from operations of the Borrower or its Subsidiaries conducted prior to the Closing Date that, together with all other such conditions and circumstances relating to all other properties and operations, may give rise to Environmental Claims with a potential liability as to the Borrower and its Subsidiaries, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, (i) neither the Borrower nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable

Environmental Laws or (y) that are leaking or disposing of Hazardous Materials off-site; (ii) the Borrower and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under all applicable Environmental Laws, and (iii) no Hazardous Materials have been Released at, on or under any site, facility or vessel now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that would have a Material Adverse Effect.

(d) To the best of the Borrower’s knowledge, except as specifically identified on Schedule 5.09, the Borrower has not received any oral or written notification of a Release of a Hazardous Material, and no site, facility or vessel now or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on any federal or state list of sites requiring investigation or clean-up.

5.10 Insurance.

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

5.11 Taxes.

The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability)

under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 Subsidiaries.

As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and those of whom the Borrower has notified the Administrative Agent in writing following the Closing Date pursuant to Section 2.12 and has no equity investments in any other Person other than those specifically disclosed in Part (b) of Schedule 5.13.

5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the Borrower, any Person controlling the Borrower, or any Subsidiary (a) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (b) is or is required to be registered as an “investment company” under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

5.15 Disclosure.

The documents, certificates and written statements (including the Loan Documents) furnished to the Administrative Agent and the Lenders by the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading (it being recognized by the Administrative Agent and the Lenders that projections and forecasts provided to them by the Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

5.16 Intellectual Property; Licenses, Etc.

The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material employed or contemplated to be employed by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.16, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

5.17 Swap Contracts.

The Borrower and its Subsidiaries have each voluntarily entered into each Swap Contract to which it is a party based upon its own independent assessment of its consolidated assets, liabilities and commitments in each case as an appropriate means of mitigating and managing risks associated with such matters.

5.18 Labor Relations.

There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Effect.

5.19 Use of Proceeds.

The Borrower shall use the proceeds of the Loans solely for (a) in the case of Revolving Line of Credit Loans, working capital and other general corporate purposes (including stock repurchases and Acquisitions not prohibited hereunder) and (b) in the case of Term Commitment Loans, solely to consummate the Specified Acquisition; provided that in no event may the Borrower use the proceeds of any Loan in contravention of the provisions of any Loan Document or any Law.

5.20 Solvency.

The Borrower is and shall continue to be, and shall cause each of its Subsidiaries to be, Solvent.

5.21 Tax Shelter Regulations.

The Borrower does not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation section 1.6011-4). If the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. The Borrower acknowledges that the Administrative Agent or one or more of the Lenders may treat the Loans as part of a transaction that is subject to Treasury Regulation section 1.6011-4 or section 301.6112–1 (or any successor sections), and the Administrative Agent and such Lender or Lenders, as applicable, may file such Internal Revenue Service forms or maintain such lists and other records as they may determined is required by such Treasury Regulations.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

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ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.

Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any commitment, utilization or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.12 or 6.13 or Article VII; or (ii) the Borrower’s pro forma financial projections delivered pursuant to Section 6.02(e)(ii) do not demonstrate to the satisfaction of the Administrative Agent and the Required Lenders that the Borrower will remain in compliance with Section 7.13 from December 31, 2005 through to and including December 31, 2006 after the making of all payments referred in clause (i) of Section 6.02(e);

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Material Subsidiary or any Guarantor (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Five Hundred Thousand Dollars ($500,000.00), or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Material Subsidiary or any Guarantor is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Material Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Material Subsidiary as a result thereof is greater than Five Hundred Thousand Dollars ($500,000.00); or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding One Million Dollars ($1,000,000.00) (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final judgment that has, or could reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of One Million Dollars ($1,000,000.00), or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the One Million Dollars ($1,000,000.00); or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Loss of Material Licenses, Permits or Intellectual Property. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries for any reason loses any material license, permit or franchise, or the Borrower or any of its Subsidiaries suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise that could reasonably be expected to have a Material Adverse Effect; or

(l) Change of Control. There occurs any Change of Control; or

(m) Material Adverse Effect. There occurs any event or circumstance that has a Material Adverse Effect.

8.02 Remedies Upon Event of Default.

If any Event of Default occurs:

(a) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, declare the then Outstanding Amount of all Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) the Administrative Agent or the Collateral Agent shall, at the request of, or may, with the consent of, the Required Lenders, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that, upon the occurrence of any event specified in subsection (f) of Section 8.01, the Commitments and all other obligations of each Lender to make Loans shall automatically terminate, the then Outstanding Amount of all Loans and all interest and other amounts as aforesaid shall automatically become due and payable and all payment obligations under the Guaranty of each Guarantor shall automatically become due and payable, in each case without further act of the Administrative Agent, the Collateral Agent or any Lender.

8.03 Application of Funds.

After any exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this subsection (b) payable to them;

(c) third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this subsection (c) payable to them;

(d) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this subsection (d) held by them; and

(e) last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX.

ADMINISTRATIVE AGENT AND COLLATERAL AGENT

9.01 Appointment and Authorization of Administrative Agent and Collateral Agent.

Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Loan Document, nor shall either the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to either the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.02 Delegation of Duties.

The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03 Liability of Administrative Agent.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent-Related Person under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.04 Reliance by Administrative Agent and Collateral Agent.

(a) Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement or any other Loan Document expressly permits or prohibits an action unless the Required Lenders otherwise determine, each of the Administrative Agent and the Collateral Agent shall, and in all other instances, the Administrative Agent or the Collateral Agent (as applicable) may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent or the Collateral Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

9.05 Notice of Default.

Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except, solely in the case of the Administrative Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent or the Collateral Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent (and not the Collateral Agent) will notify the Lenders of its receipt of any such notice. Each of the Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent or the Collateral Agent (as applicable) has received any such direction, the Administrative Agent or the Collateral Agent (as applicable) may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06 Credit Decision; Disclosure of Information by Agent-Related Persons.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07 Indemnification of Agent-Related Persons.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Person’s own gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable Attorney Costs and costs and expenses in connection with the use of the Internet or any other information transmission systems in connection with this Agreement) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent or the Collateral Agent.

9.08 Administrative Agent and Collateral Agent in Their Individual Capacities.

Each of Bank of America, Wells Fargo and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and as though Wells Fargo were not the Collateral Agent hereunder and, in any event, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, each of Bank of America, Wells Fargo or any of their respective Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, each of Bank of America and Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though, in the case of Bank of America, it were not the Administrative Agent, and as though, in the case of Wells Fargo, it were not the Collateral Agent, and the terms “Lender” and “Lenders” include each of Bank of America and Wells Fargo in its individual capacity.

9.09 Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon thirty (30) days prior notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, then the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of any other Lender. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to such Person’s benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

9.10 Successor Collateral Agent.

The Collateral Agent may resign as Collateral Agent upon thirty (30) days prior notice to the Lenders. If the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor collateral agent for the Lenders which successor collateral agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor collateral agent is appointed prior to the effective date of the resignation of the Collateral Agent, then the Collateral Agent may appoint, after consulting with the Lenders and the Borrower, a successor collateral agent from among the Lenders. Upon the acceptance of its appointment as successor collateral agent hereunder, the Person acting as such successor collateral agent shall succeed to all the rights, powers and duties of the retiring

Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of any other Lender. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Article IX and Sections 10.03 and 10.13 shall inure to such Person’s benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

9.11 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Article II and Section 10.04 allowed in such judicial proceedings; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article II and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.12 Guaranty Matters.

Each Lender hereby irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under a Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, each Lender will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under a Guaranty pursuant to this Section 9.12.

9.13 Collateral Matters.

(a) Each Lender hereby irrevocably authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of such Lender. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 10.01, any action taken by the Required Lenders, in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. The Collateral Agent is hereby authorized on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

(b) Each Lender hereby irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

(ii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by the Collateral Agent at any time, each Lender will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.13.

(c) Subject to Section 9.13(b), the Collateral Agent shall (and is hereby irrevocably authorized by each Lender, to) execute such documents as may be necessary to evidence the release or subordination of the Liens granted to the Collateral Agent for the benefit of the Collateral Agent and Lenders herein or pursuant hereto upon the applicable Collateral; provided that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

(d) The Collateral Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.13 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of Lenders.

(e) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Collateral Agent’s or the Lenders’ security interest in assets that, in accordance with Article 9 or Division 9 (as applicable) of the applicable Uniform Commercial Code, can be perfected only by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefore, shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.

9.14 Other Agents; Arrangers and Managers.

None of the Lenders or other Persons identified herein or on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger,” “co-lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X.

GENERAL PROVISIONS

10.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and by the Borrower do any of the following:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial covenant used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” contained in Section 1.01 or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change (i) the Revolving Line of Credit Commitment Amount, (ii) the Term Commitment Amount or (iii) the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(e) change the Pro Rata Share or Voting Percentage of any Lender (other than in connection with an assignment effected pursuant to Section 10.07);

(f) amend this Section, or Section 2.11, or any provision herein providing for consent or other action by all the Lenders; or

(g) release (i) any Guarantor from its Guaranty or (ii) all or any substantial part of the Collateral from any Lien in favor of the Collateral Agent or the Administrative Agent;

provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Documentation Agent or the Collateral Agent, as applicable, in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Documentation Agent or the Collateral Agent, respectively, under this Agreement or any other Loan Document; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent or the Collateral Agent, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the Collateral Agent. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article II shall be in writing (including by facsimile) and shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Documentation Agent, the Collateral Agent and the Lenders. The Administrative Agent and the Collateral Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) Reliance by Administrative Agent, Collateral Agent and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and notices sent by electronic mail or through Internet or intranet websites) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent and with the Collateral Agent may be recorded by the Collateral Agent, and each of the parties hereto hereby consents to any such recording by the Administrative Agent or the Collateral Agent.

10.03 No Waiver; Cumulative Remedies.

No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Attorney Costs, Expenses and Taxes.

The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Collateral Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs (including non-duplicative allocated costs of in-house counsel) and costs and expenses in connection with the use of the Internet, IntraLinks or other similar information transmission systems in connection with this Agreement, provided that the Borrower shall not be obligated to pay or reimburse the Administrative Agent or the Collateral Agent in excess of Twenty-Five Thousand Dollars ($25,000.00) for Attorney Costs incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents executed and delivered on the Closing Date, (b) to pay or reimburse the Collateral Agent for each audit of the Collateral conducted by the Collateral Agent pursuant to the terms of the Loan Documents, provided that, so long as no Event of Default has occurred and is continuing at the time any such audit is conducted, the Borrower shall not be obligated to pay or reimburse the Collateral Agent in excess of Five Thousand Dollars ($5,000.00) for the cost of such audit, and (c) to pay or reimburse the Administrative Agent, the Documentation Agent, the Collateral Agent, the Arrangers and each Lender for all costs and expenses (including Attorney Costs) incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement, the other Loan Documents or applicable Law (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law). The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

10.05 Indemnification by the Borrower.

Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless, each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent, the Collateral Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors arising out of or relating to the Loan Documents, any predecessor loan documents, any Commitment, the use or contemplated use of the proceeds of any Loan, or the relationship of any Loan Party, the Administrative Agent, the Collateral Agent and the Lenders under this Agreement or any other Loan Document, (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee arising out of or relating to the Loan Documents, any predecessor loan documents, any Commitment, the use or contemplated use of the proceeds of any Loan, or the relationship of any Loan Party, the Administrative Agent, the Collateral Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided that no Indemnitee shall be entitled to indemnification for any claim determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Internet, Intralinks or other similar information transmission systems in connection with this Agreement. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

10.06 Payments Set Aside.

To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding hereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent, shall not be less than Five Million Dollars ($5,000,000.00) unless the Administrative Agent otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, (iii) any assignment of a Commitment (unless the assignor Lender is Bank of America or Wells Fargo) must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee) and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement and shall pay to the Administrative Agent (except where the assignee is an Affiliate of the assignor Lender) a processing and recordation fee in an amount equal to Three Thousand Five Hundred Dollars ($3,500.00). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the

Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release any Guarantor from its Guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) As used herein, the following terms have the following meanings:

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Eligible Assignee” means: (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

10.08 Confidentiality.

Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent, the Collateral Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Loans. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary contained herein, the Information referred to in this Section shall not include, and the Borrower, the Administrative Agent, the Collateral Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of each of the foregoing and their Affiliates) may disclose to any and all Persons, without limitation of any kind, (A) any information with respect to the United States federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding such tax treatment, which facts shall not include for this purpose the names of the parties or any other Person named herein, or information that would permit identification of the parties or such other Persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or facts, and (B) all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or facts that are provided to any of the Persons referred to above.

10.09 Set-off.

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent, the Collateral Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.10 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent, the Collateral Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent, the Collateral Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

10.11 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12 Integration; Amendment and Restatement.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the Collateral Agent, the Lenders or the Borrower in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Upon the effectiveness of this Agreement in accordance with the provisions hereof, this Agreement amends and restates, and supersedes, the Existing Credit Agreement in its entirety.

10.13 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Collateral Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

10.14 Severability.

Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15 Foreign Lenders.

Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including reasonable Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

10.16 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.17 Waiver of Right to Trial by Jury.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.18 Patriot Act Notice.

Each Lender, the Collateral Agent (for itself and not on behalf of any other Person, including any Lender) and the Administrative Agent (for itself and not on behalf of any other Person, including any Lender) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Collateral Agent or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

10.19 Time of the Essence.

Time is of the essence of the Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

ARTHROCARE CORPORATION,
a Delaware corporation, as the Borrower

By:	/s/ Michael A. Baker
Printed Name:	Michael A. Baker
Title:	President and Chief Executive Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Dora A. Brown
Printed Name:	Dora A. Brown
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agent and Collateral Agent

By:	/s/ Jill B. Ta
Printed Name:	Jill B. Ta
Title:	Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ John C. Plecque
Printed Name:	John C. Plecque
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Jill B. Ta
Printed Name:	Jill B. Ta
Title:	Senior Vice President

SCHEDULE A

Guarantors

Name	Jurisdiction of Organization	Ownership By Company
MEDICAL DEVICE ALLIANCE, INC.	Nevada	100%
PARALLAX MEDICAL, INC.	Delaware	100%
OC ACQUISITION SUB Llc	California	100%

SCHEDULE 2.01

Commitments and Pro Rata Shares

Lender	Commitment Respecting Revolving Line of Credit Loans	Commitment Respecting Term Commitment Loans	Aggregate Commitment	Pro Rata Share of Aggregate Commitments, Revolving Line of Credit Commitment Amount and Term Commitment Amount
Bank of America, N.A.	$10,000,000.00	$15,000,000.00	$25,000,000.00	50.000000000%

Wells Fargo Bank, National Association	$10,000,000.00	$15,000,000.00	$25,000,000.00	50.000000000%

Total	$20,000,000.00	$30,000,000.00	$50,000,000.00	100.000000000%

SCHEDULE 5.06

Litigation

TITLE	CASE #	Court/County/State
Georgeades et al. v. J. Laskoff, MD et al.	02-CA-12539	Circuit Court 9th/Orange County/Florida
Mastis, Barbara v. ArthroCare	03-11082	NY State Supreme Court, County of Westchester
Matthews, Susan v. W. McGarvey, MD et al.	2001-52815	269th Judicial District/Harris County, Texas
Smith & Nephew v. ArthroCare	03-2214	District Court/Western District of Tennessee
Christiansen v. ArthroCare	40400158	4th Judicial District Court, Utah
Lyons v. Lysonix	CV-03-356	Circuit Court, Jefferson County, Alabama
Medley v. ArthroCare	CT-000809-04	Circuit Court of Shelly County, TN, 30th Judicial District of Memphis
ArthroCare v. Smith & Nephew	01-504	District Court/Delaware

The potential for any of the above litigation to result in a Material Adverse Effect is discussed in the Borrower’s Form 10-Q filed with the SEC on August 6, 2004.

SCHEDULE 5.09

Environmental Matters

None.

SCHEDULE 5.13

Subsidiaries and other Equity Investments

ArthroCare Corporation

EIN: 94-3180312

Ownership: Public

Domicile: Sunnyvale, California

Incorporation: US (Delaware)

Operations: Manufacturing, Distribution, R&D, Management Headquarters

ArthroCare International, Inc

EIN: 77-0509700

Ownership: ArthroCare Corporation – 100 percent

Domicile: Sunnyvale, California

Incorporation: US (Delaware)

Operations: Dormant

ArthroCare Cayman Islands, LTD

EIN: None

Ownership: ArthroCare Corporation – 100 percent

Domicile: Grand Cayman, Cayman Islands

Incorporation: Cayman Islands

Operations: Non-US Holding Company

ArthroCare Luxembourg

EIN: None

Ownership: ArthroCare Cayman Islands – 100 percent

Domicile: Luxembourg

Incorporation: Luxembourg

Operations: Non-US Holding Company

ArthroCare Costa Rica, SRL

EIN: None

Ownership: ArthroCare Cayman Islands – 100 percent

Domicile: Heredia, Costa Rica

Incorporation: Costa Rica

Operations: Manufacturing

Atlantech Medical Devices, LTD

EIN: None

Ownership: 100 percent – ArthroCare Cayman Islands, LTD

Domicile: North Yorkshire, UK

Incorporation: UK

Operations: Manufacturing, Distribution, and R&D

ArthroCare Sweden

EIN: None

Ownership: 100 percent – ArthroCare Luxembourg

Domicile: Stockholm, Sweden

Incorporation: Sweden

Operations: Distribution

ArthroCare France SARL

EIN: None

Ownership: 100 percent – ArthroCare Luxembourg

Domicile: Paris, France

Incorporation: France

Operations: Distribution

ArthroCare Deutschland, GmbH

EIN: None

Ownership: 100 percent – ArthroCare Luxembourg

Domicile: Radevormwald, Germany

Incorporation: Germany

Operations: Distribution

ArthroCare Italy, SPA

EIN: None

Ownership: 100 percent – ArthroCare Luxembourg

Domicile: Milan, Italy

Incorporation: Italy

Operations: Distribution

ArthroCare UK, LTD

EIN: None

Ownership: 100 percent – ArthroCare Luxembourg

Domicile: Berkshire, England

Incorporation: England

Operations: Distribution

Atlantech Medizinische Produkte Vertriebs GmbH.

Ein: None

Ownership: 100 Percent – ArthroCare Cayman

Domicile: Innsbruck, Austria

Incorporation: Austria

Operations: Distribution

Atlantech Germany

Ein: None

Ownership: 100 Percent – ArthroCare Cayman

Domicile: RADEVORMWALD, GERMANY

Incorporation: Germany

Operations: Distribution

AngioCare Corporation

Ownership: ArthroCare Corporation

Domicile: Sunnyvale, California

Incorporation: US (California)

Operations: Dormant

Medical Device Alliance, Inc.

Ownership: ArthroCare Corporation

Domicile: Las Vegas

Incorporation: Nevada

Parallax Medical, Inc.

Ownership: ArthroCare Corporation

Domicile: Sunnyvale, California

Incorporation: Delaware

OC Acquisition Sub LLC

Ownership: ArthroCare Corporation

Domicile: Sunnyvale, California

Organization: California

SCHEDULE 5.16

Intellectual Property Matters

None.

SCHEDULE 7.01

Existing Liens

None.

SCHEDULE 7.02(a)

Existing Investments

[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 7.02(b)

Investment Guidelines

[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 7.03

Existing Indebtedness

[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 7.06

Existing Leases

Landlord	Location	Lease Term	Monthly pmt
Legato Systems (LEG005)	680 Vaqueros Ave, Sunnyvale	9/2001 - 2/2007	137,853.81

Sunnyvale Mathilda Investors LLC	755 Mathilda Ave, Sunnyvale	11/2003 - 7/2004	14,882.00

Charles Wong	781 Palomar Ave., Sunnyvale	month to month	14,000.00

Industrial Real Estate Lease	940 Disc Dr., Scotts Valley	9/2001 - 9/2006	22,053.16

Small Bay Partners LLC	631 Progress Way, Florida	1/2004 - 12/2006	2,594.75

TX-Austin One Congress Plaza	111 Congress Ave, Austin TX78701	7/2004 - 6/2006	9,319.82

With the exception of ArthroCare Costa Rica, SRL, the facilities of all international subsidiaries are leased.

SCHEDULE 10.02

Eurodollar and Domestic Lending Offices;

Addresses for Notices

BORROWER:

ARTHROCARE CORPORATION

ArthroCare Corporation

680 Vaqueros Ave.

Sunnyvale, CA 94085-3523, USA

Attention:	Cristiane Neumann
Telephone:	(408) 735-6258
Facsimile	(408) 530-9143
Email:	cneumann@ArthroCare.com
Website:	www.arthrocare.com

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

(for notices other than payments and Loan Notices):

Bank of America, N.A.

Commercial Agency Management

Mail Code: WA1-501-37-20

800 Fifth Avenue, Floor 37

Seattle WA 98104

Attention:	Dora A. Brown
Telephone:	(206) 358-0101
Facsimile:	(206) 358-0971
Email:	dora.a.brown@bankofamerica.com

(for payments and Loan Notices):

Bank of America, N.A.

Credit Services

Mail Code: CA4-706-05-09

1850 Gateway Boulevard

Concord CA 94520

Attention:	Leroy Granby
Telephone:	(925) 675-8368
Facsimile:	(888) 969-2419
Email:	leroy.s.granby@bankofamerica.com

Wire Instructions:

Bank of America, N.A.

Dallas TX

ABA 111000012

Account Name: Corporate FTA

Account Number: 3750836479

Attention: Leroy Granby

Reference: ArthroCare Corporation

COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank, National Association

400 Hamilton Avenue

P.O. Box 150

Palo Alto, CA 94302

Attention:	Jill B. Ta, Vice President and Senior Relationship Manager
Telephone:	(650) 855-6629
Facsimile:	(650) 328-0814
Email:	tajillb@wellsfargo.com

LENDERS:

BANK OF AMERICA, N.A.

Bank of America, N.A.

Mail Code: CA5-106-02-01

530 Lytton Avenue

Palo Alto CA 94301-1539

Attention:	John C. Plecque, Senior Vice President
Telephone:	(650) 853-4475
Facsimile:	(650) 853-4529
Email:	john.plecque@bankofamerica.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

Wells Fargo Bank, National Association

400 Hamilton Avenue

P.O. Box 150

Palo Alto, CA 94302

Attention:	Jill B. Ta, Vice President and Senior Relationship Manager
Telephone:	(650) 855-6629
Facsimile:	(650) 328-0814
Email:	tajillb@wellsfargo.com

EXHIBIT A

FORM OF LOAN NOTICE

Date:             ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 15, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; capitalized terms used but not otherwise defined herein have the meaning ascribed thereto in the Agreement), among ArthroCare Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Documentation Agent and Collateral Agent.

The undersigned hereby requests (select one):

☐ A	Borrowing of Loans.

                                                 [Type of Loans requested]

The above-referenced Loans shall be [check appropriate blank]:          Revolving Line of Credit Loans      Term Commitment Loans.

☐	A conversion of Loans from to

☐	A continuation of .
[Type of Loans requested]

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Loans requested]

4.	With an Interest Period of months.

The Borrowing requested herein complies with the proviso to [check appropriate blank]:              the first sentence of Section 2.01 of the Agreement              the first sentence of Section 2.01(b) of the Agreement.

ARTHROCARE CORPORATION

By:
Name:
Title:

EXHIBIT B

FORM OF REVOLVING LINE OF CREDIT NOTE

$

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of                                               (the “Lender”) the principal amount of                     Dollars ($                    ) or such lesser aggregate outstanding principal amount of all Revolving Line of Credit Loans (as defined in the Credit Agreement hereinafter defined) made by the Lender to the Borrower pursuant to that certain Amended and Restated Credit Agreement, dated as of October 15, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; capitalized terms used but not otherwise defined herein have the meaning ascribed thereto in the Agreement), among the Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Documentation Agent and Collateral Agent, on the dates and in the amounts and as otherwise provided in the Credit Agreement.

The Borrower further promises to pay interest on the unpaid principal amount of each Revolving Line of Credit Loan evidenced hereby from the date of such Revolving Line of Credit Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Line of Credit Note (this “Note”) is one of the Revolving Line of Credit Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranties and is secured pursuant to the terms of the Security Documents. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Line of Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Line of Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

ARTHROCARE CORPORATION

By:
Name:
Title:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:              , 200

The undersigned refers to that certain Amended and Restated Credit Agreement, dated as of October 15, 2004 (as amended, modified and/or supplemented from time to time, the “Credit Agreement”), among ArthroCare Corporation, a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto (collectively, the “Lenders”), Bank of America, National Association, as Administrative Agent (the “Administrative Agent”), and Wells Fargo Bank, National Association, as Documentation Agent and Collateral Agent. Unless otherwise defined herein, each capitalized term used herein has the meaning assigned thereto in the Credit Agreement.

The undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof that s/he holds the office of                      with the Borrower, that, as such, s/he is authorized to execute and deliver this Certificate to the Administrative Agent and the Lenders on behalf of the Borrower and its Subsidiaries, and that:

1. • Attached hereto or • posted on the Borrower’s website or • posted on the website of the Securities and Exchange Commission at http://www.sec.gov. is:

(a)          a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal year ended [                    , 200    ] (the “Subject Fiscal Year”), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Subject Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion have been prepared in accordance with GAAP and are not subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions that are not reasonably acceptable to the Required Lenders; or

         an SEC Form 10-K for the Borrower (excluding the exhibits thereto) relating to the fiscal year ended [                    , 200    ]; or

(b)          a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ended [                    , 200    ] (the “Subject Fiscal Quarter”), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Subject Fiscal Quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; or

•     an SEC Form 10-Q for the Borrower (excluding the exhibits thereto) relating to the fiscal quarter ended [                    , 200    ].

2. The financial statements referred to in Paragraph 1 fairly present, in all material respects, the consolidated financial position and the results of operations of the Borrower and its Subsidiaries.

3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and the other Loan Documents and has made, or has caused to be made under my supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

4. To the best of the undersigned’s knowledge, the Borrower and each of its Subsidiaries have, during such period, observed, performed and/or satisfied and/or have caused to be observed, performed and/or satisfied all of their respective covenants and other agreements contained in the Loan Documents to which they are a party, and have satisfied every condition in the Loan Documents to which they are a party to be observed, performed and/or satisfied by them, and the undersigned has no knowledge of any condition, event or occurrence, which constitutes a Default or Event of Default, except as set forth below:

[Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraph 4 above by listing, in detail and with reference to specific sections of the Credit Agreement, the nature of the condition, event or occurrence, the period during which it has existed and the actions that the Borrower has taken, is taking or proposes to take with respect to such condition, event or occurrence.]

5. The financial covenant and other compliance analyses and information set forth on Schedule 1 attached hereto are true, complete and accurate on and as of the date of this Certificate.

The foregoing certifications, together with the computations set forth in Schedule 1 hereto, are made and delivered, and the financial statements referenced above are made or posted, as applicable, this          day of             , 200    , pursuant to the provisions of the Credit Agreement.

By:
Title:
of ARTHROCARE CORPORATION

Schedule 1

to Compliance Certificate

[Set forth detailed compliance information for all financial covenants]

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between                  (the “Assignor”) and              (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities and Letters of Credit) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	_____________________

2.	Assignee:	_____________________ [and is an Affiliate/Approved Fund]

3.	Borrower(s):	ArthroCare Corporation

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Amended and Restated Credit Agreement, dated as of October 15, 2004 (as amended, modified and/or supplemented through the Effective Date), among ArthroCare Corporation, the Lenders parties thereto, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Documentation Agent and Collateral Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/Loans for all Lenders		Amount of Commitments/Loans Assigned		Percentage Assigned of Commitments/Loans
____________	$	____________	$	____________	____________	%
____________	$	____________	$	____________	____________	%
____________	$	____________	$	____________	____________	%

Effective Date:                         , 200     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

[                    ]1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.3 Assignee’s Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

[1]	Describe Credit Agreement at option of Administrative Agent.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

EXHIBIT E

FORM OF CONTINUING GUARANTY AGREEMENT

CONTINUING GUARANTY AGREEMENT

This CONTINUING GUARANTY AGREEMENT (this “Agreement”), dated as of [                     ], 200[    ], is made by each of the undersigned (each, a “Guarantor” and, collectively, the “Guarantors”), in favor of each Guaranteed Party (as hereinafter defined).

WHEREAS, ArthroCare Corporation, a Delaware corporation (the “Company”), Bank of America, N.A., as Administrative Agent and as a Lender, Wells Fargo Bank, National Association, as Documentation Agent, as Collateral Agent and as a Lender, and the other financial institutions as are, or may from time to time become, parties thereto have entered into or are in the process of entering into that certain Amended and Restated Credit Agreement, dated as of October 15, 2004 (as amended, modified and/or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have provided the Commitments and agreed to make Loans to the Company on the terms and conditions contained therein; and

WHEREAS, to induce the Lenders to provide and to continue to provide financial accommodations to the Company pursuant to the terms of the Credit Agreement and the other Loan Documents, the Guarantors have each agreed to enter into this Agreement;

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, each Guarantor irrevocably and unconditionally undertakes and agrees for the benefit of Guaranteed Party as follows:

ARTICLE I

CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Certain Definitions. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Credit Agreement. As used herein, the term “Guaranteed Party” means, as the context may require, the Administrative Agent, the Documentation Agent, the Collateral Agent and each Lender (and each of such Person’s respective successors, transferees and assigns).

Section 1.2 Construction. For purposes of this Agreement and unless otherwise specified herein: (a) references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; (b) references in this Agreement to any determination by the Guaranteed Party include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations) by any Guaranteed Party; any determination made in good faith by any Guaranteed Party shall be conclusive absent manifest error; (c) the words “hereof,” “herein,” “hereby,” and “hereunder,” and any other similar words, refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) article, section, subsection, clause, exhibit and schedule references are to this Agreement; and (e) any reference to this Agreement or any other Loan Document includes all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

ARTICLE II

GUARANTY BY GUARANTORS

Section 2.1 Promise to Pay and Perform. Each Guarantor jointly and severally unconditionally and irrevocably guarantees to each Guaranteed Party the payment and performance of all Obligations when and as the same shall become due and payable (whether at stipulated or any accelerated or earlier date of maturity (including the date of any required prepayment)) (the “Guaranteed Obligations”), it being each Guarantor’s intent that such Guarantor’s guaranty is a guaranty of payment and not a guaranty of collection. If the Company fails to pay or perform any Guaranteed Obligation on or before the date when due (whether at stipulated or any accelerated or earlier date of maturity (including the date of any required prepayment)), each Guarantor shall jointly and severally unconditionally and immediately make such payment or render such performance upon written demand therefor by any Guaranteed Party.

Section 2.2 Cumulative Obligations; Continuing Guaranty. The obligations of each Guarantor hereunder are in addition to any other obligations of such Guarantor under any other guaranties of the Indebtedness or other obligations of the Company or any other Person at any time given to any Guaranteed Party. This Agreement shall not affect or invalidate any such other guaranties. This Agreement is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding.

Section 2.3 Joint and Several Obligation; Independent Obligation. Each Guarantor is directly, jointly and severally with all other guarantors of the Guaranteed Obligations or any portion thereof, liable to the Guaranteed Parties. The obligations of each Guarantor hereunder are direct and primary and are independent of the obligations of the Company or any other such guarantor, and a separate action may be brought against each Guarantor irrespective of whether an action is brought against the Company or any other such other guarantor or whether the Company or any such other guarantor is joined in such action. Each Guarantor’s liability hereunder shall not be contingent upon the exercise or enforcement by the Guaranteed Parties of any remedies they may have against the Company or any other guarantor or the enforcement of any Lien or realization upon any security the Guaranteed Parties may at any time possess. Any release that may be given by the Guaranteed Parties to the Company or any other guarantor shall not release any Guarantor hereunder unless such release expressly so provides.

Section 2.4 Limit of Liability. Notwithstanding anything to the contrary contained herein, each Guarantor shall be liable hereunder only for the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or comparable provisions of any applicable state law; provided that such amount shall be presumed to be the entire amount of the Guaranteed Obligations. If, any Guarantor claims that such Guarantor’s liability hereunder is less than the entire amount of the Guaranteed Obligations, such Guarantor shall have the burden of proving, by clear and convincing evidence, that such Guarantor’s liability hereunder should be so limited since the information concerning, and the circumstances of, the financial condition of such Guarantor are more readily available to and are under the control of such Guarantor. All payments received by any Guaranteed Party from any Person other than a Guarantor on account of the Guaranteed Obligations shall be deemed as having been applied to Guaranteed Obligations that, pursuant to this Section 2.4, are in excess of the amounts guaranteed hereunder.

ARTICLE III

PAYMENTS

Section 3.1 Nature and Application of Payments. Each Guarantor shall make all payments hereunder in immediately available lawful money of the United States, without deduction or withholding (whether for taxes (whether income, excise, or otherwise) or offset). Without regard to the form in which received, the Guaranteed Parties may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order as the Guaranteed Parties shall in their sole and absolute discretion determine, irrespective of any contrary instructions received from any other Person.

Section 3.2 Indefeasible Payment; Revival. If any portion of any payment to the Guaranteed Parties is set aside and repaid by any Guaranteed Party for any reason after being made by any Guarantor, the amount so set aside shall be revived as a Guaranteed Obligation and each Guarantor shall be liable for the full amount the Guaranteed Parties are, or any Guaranteed Party is, required to repay plus all costs and expenses (including attorneys’ fees, costs, and expenses) incurred by the Guaranteed Parties in connection therewith.

ARTICLE IV

CERTAIN REPRESENTATIONS AND WARRANTIES OF GUARANTORS

Each Guarantor represents and warrants as follows (which representations and warranties shall be true, correct, and complete at all times):

Section 4.1 No Contravention; No Default. The execution, delivery, and performance by such Guarantor of this Agreement do not and will not: (a) conflict with or result in any breach or contravention of, or the creation of any Lien under, any contractual obligation to which such Guarantor is a party or any order, injunction, writ, or decree of any governmental authority to which such Guarantor or such Guarantor’s properties are subject; or (b) violate any law, rule, or regulation of any governmental authority.

Section 4.2 Binding Effect. This Agreement constitutes the legal, valid, and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.3 Litigation. Except as set forth on Schedule 5.06 to the Credit Agreement, there are no actions, suits, proceedings, claims, or disputes pending, or, to the best knowledge of such Guarantor, threatened in writing, at law, in equity, in arbitration, or before any governmental authority, against such Guarantor or any of such Guarantor’s properties which purport to affect or pertain to this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby.

Section 4.4 Regulated Entity. Neither such Guarantor nor any Person controlling such Guarantor is: (a) an “investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation by any federal or state statute or regulation limiting such Guarantor’s ability to incur such Guarantor’s obligations hereunder.

Section 4.5 No Action Required. No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing, or declaration with any governmental authority or of, to, or with any other Person, is or will be required for: (a) the execution, delivery, or performance of this Agreement by such Guarantor; or (b) the exercise by the Guaranteed Parties of any of their respective rights and remedies provided for herein.

Section 4.6 Changes Affecting the Guaranteed Obligations. Such Guarantor has taken and is taking all steps in such Guarantor’s opinion necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Guaranteed Obligations. Without limiting the generality of the foregoing, such Guarantor hereby confirms that it has received and reviewed the Credit Agreement, the Fee Letter and all other Loan Documents (and all other agreements, documents and instruments related thereto) that such Guarantor, in such Guarantor’s sole determination, has deemed necessary or appropriate to receive and review.

Section 4.7 Reliance by Guarantor; Financial Condition of the Company. This Agreement is not made by such Guarantor in reliance on any representation or warranty, express or implied, by any Guaranteed Party concerning the financial condition of the Company, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter. Such Guarantor is presently informed of the financial condition of the Company and of all other circumstances that a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Such Guarantor has reviewed each of the Loan Documents.

Section 4.8 Adequate Consideration. The consideration given or provided, or to be given or provided, by the Guaranteed Parties in connection with this Agreement is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Agreement and such Guarantor’s obligations hereunder.

ARTICLE V

CERTAIN COVENANTS OF GUARANTORS

Section 5.1 Knowledge of Financial Condition. Each Guarantor shall keep informed of the Company’s financial condition, the status of any guarantors or of any security for the Guaranteed Obligations, and all other circumstances that bear upon the risk of nonpayment of the Guaranteed Obligations.

Section 5.2 Further Assurances. Each Guarantor shall, from time to time, at the expense of such Guarantor, promptly execute and deliver all further documents and take all further action that may be necessary, or that the Guaranteed Parties (or any of them) may reasonably request, to enable the Guaranteed Parties (or any of them) to exercise and enforce their respective rights and remedies hereunder.

Section 5.3 Sales, Dispositions, etc. Each Guarantor will not, without the prior written consent of the Guaranteed Party, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all of substantially all of such Guarantor’s properties or assets, or any interest therein, except as otherwise permitted by the Credit Agreement.

ARTICLE VI

CERTAIN ACKNOWLEDGEMENTS AND AGREEMENTS OF GUARANTORS

Section 6.1 Modifications to Loan Documents and Guaranteed Obligations. Each Guarantor acknowledges and agrees that, without notice to such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, the Guaranteed Parties (or any of them) may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations or may grant other indulgences to the Company in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations, or any portion thereof.

Section 6.2 Subordination. Each Guarantor agrees that any and all present and future indebtedness of the Company owing to such Guarantor is postponed in favor of and subordinated to indefeasible payment, in full, in cash, of the Guaranteed Obligations. In this regard, upon the occurrence and during the continuance of a Default or an Event of Default, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full. Any payment received by any Guarantor in respect of such indebtedness shall be held by such Guarantor as trustee for the Guaranteed Parties and promptly paid over to the Guaranteed Parties on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

Section 6.3 Administrative Agent as Each Guarantor’s Attorney-in-Fact. Each Guarantor irrevocably appoints the Administrative Agent as such Guarantor’s attorney-in-fact, with full authority in the place and stead and name of such Guarantor, from time to time at the Administrative Agent’s discretion but only following the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Guaranteed Parties (or any of them) may, in accordance with the provisions of the Loan Documents or this Agreement, require as necessary or advisable to accomplish the purposes of this Agreement.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Notices. All notices, requests, and other communications to any party under this Agreement shall be in writing (including telegraphic, telex, telefacsimile, or cable communication) and mailed, telegraphed, telexed, sent by telefacsimile, cabled, or delivered to such party at its address or telefacsimile number set forth, in the case of each Guarantor, on the signature pages hereof, or, in the case of the Guaranteed Parties, on Schedule 10.02 to the Credit Agreement, or such other address or telefacsimile number as such party may hereafter specify for the purpose by notice to the other party given in accordance with this Section 7.1. Each such notice, request or other communication shall be deemed to have been received: (a) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails; (b) if mailed by overnight delivery service, telegraphed, telexed, sent by telefacsimile, or cable, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telefacsimile (with electronic confirmation), or delivered to the cable company, respectively; or (c) if delivered by hand, upon delivery. If any conflict exists between any oral communication to any Guaranteed Party and the written confirmation thereof, the oral communication shall control if any Guaranteed Party has acted thereon prior to actual receipt of such written confirmation.

Section 7.2 Amendments, Waivers, and Consents. No amendments or waivers of any provision of this Agreement nor any consent to any departure by any Guarantor from the terms hereof shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (or all Guaranteed Parties if required by the terms of the Credit Agreement) and the Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.3 No Waiver; Cumulative Nature of Remedies. No failure or delay on the part of any Guaranteed Party in exercising any of its rights and remedies under this Agreement, any of the Loan Documents, or otherwise with respect to any of the Guaranteed Obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, the Loan Documents, or otherwise with respect to the Guaranteed Obligations preclude any other or further exercise thereof or the exercise of any other right or remedies. The rights and remedies provided in this Agreement and otherwise with respect to the Guaranteed Obligations are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.4 Costs and Expenses. Each Guarantor shall pay or reimburse the Guaranteed Parties on demand for all fees, costs, and expenses incurred by the Guaranteed Parties in connection with the enforcement or attempted enforcement of this Agreement, the preservation of any rights or remedies under this Agreement, or in any action, case, or proceeding (whether at law or in equity) relating to this Agreement. Without limiting the generality of the foregoing, such fees, costs, and expenses shall include reasonable Attorney Costs actually incurred by the Guaranteed Parties or any of them (irrespective of whether the Company is liable therefor), whether or not suit is brought, in connection therewith.

Section 7.5 Successors and Assigns. This Agreement shall: (a) be binding upon each Guarantor and each Guarantor’s successors and assigns; and (b) inure to the benefit of each Guaranteed Party and its successors and assigns (all to the extent permitted by the Loan Documents). Without limiting the generality of the foregoing subsection (b) but subject to the provisions of the Credit Agreement, any Guaranteed Party may assign or otherwise transfer all or any part of the Guaranteed Obligations owed to it to any other Person.

Section 7.6 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement and shall not be given any substantive effect.

Section 7.7 Ambiguities. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against any Guarantor or any Guaranteed Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each Guarantor and each Guaranteed Party and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

Section 7.8 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. In addition, all agreements and covenants herein shall be given independent effect such that, if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted by another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

Section 7.9 Counterparts; Telefacsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each Guarantor may effect execution and delivery of this Agreement by executing a counterpart hereof and sending the signature page bearing such Guarantor’s signature to the Administrative Agent by telefacsimile and, thereafter, promptly sending by mail or delivering such signature page to the Administrative Agent; provided that the failure to deliver such signature page by such Guarantor shall not affect the validity, enforceability, or binding effect of this Agreement against such Guarantor.

Section 7.10 Entire Agreement. This Agreement and the Credit Agreement embody the entire agreement and understanding concerning the Guarantors and the Guaranteed Parties relating to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof. No course of prior dealing between any Guarantor and the Guaranteed Parties (or any of them), no usage of the trade, and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain or modify any term used herein.

ARTICLE VIII

CERTAIN WAIVERS BY GUARANTORS

EACH GUARANTOR MAKES THE FOLLOWING WAIVERS WITH FULL KNOWLEDGE AND UNDERSTANDING THAT SUCH WAIVERS, IF NOT SO MADE, MIGHT OTHERWISE RESULT IN SUCH GUARANTOR BEING ABLE TO AVOID OR LIMIT SUCH GUARANTOR’S LIABILITY HEREUNDER EITHER IN WHOLE OR IN PART.

Section 8.1 Notices. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives: (a) notice of the acceptance by the Guaranteed Parties of this Agreement; (b) notice of any Loan consisting Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to such Guarantor’s right to make inquiry, at any reasonable time, of any Guaranteed Party to ascertain the amount of the Guaranteed Obligations owing to such Guaranteed Party; (d) notice of any adverse change in the financial condition of the Company, of any change in value, or the release, of any collateral, or of any other fact that might increase such Guarantor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instrument; (f) notice of any Default or Event of Default; and (g) all other notices (except if such notice is expressly required to be given to such Guarantor under this Agreement) and demands to which guarantor might otherwise be entitled.

Section 8.2 Revocation. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any right to revoke such Guarantor’s guaranty obligation hereunder as to future Guaranteed Obligations and, in light thereof, all protection afforded such Guarantor under Section 2815 of the California Civil Code. Each Guarantor fully realizes and understands that, upon execution of this Agreement, such Guarantor will not have any right to revoke this Agreement as to any future indebtedness and, thus, may have no control over such Guarantor’s ultimate responsibility for the amount and nature of the Guaranteed Obligations.

Section 8.3 Defenses of the Company. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever (including any act or failure to act by the Company or the Guaranteed Parties) of the liability of the Company in respect thereof, including any such defense or cessation of liability arising from or as a result of: (a) any statute of limitations; (b) any lack of power or authority of the Company or any Person acting or purporting to act on the Company’s behalf; (c) the operation of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or any similar law of the State of California or any other jurisdiction; or (d) any claim of fraudulent transfer or preference.

Section 8.4 Suretyship and Certain Other Rights and Defenses of Guarantors. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives:

(a) any right to assert against the Guaranteed Parties (or any of them) any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the Company or any other Person liable to the Guaranteed Parties (or any of them);

(b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any of the Guaranteed Obligations or any security therefor or from any failure of the Guaranteed Parties (or any of them) to act in a commercially reasonable manner;

(c) any defense arising by reason of or deriving from any claim or defense based upon an election of remedies by the Guaranteed Parties (or any of them) (including a nonjudicial foreclosure sale of any real property collateral which destroys, diminishes, or otherwise adversely affects any Guarantor’s rights of subrogation, reimbursement, indemnity, or contribution or other rights against the Company or any other Person), including any defense based upon an election of remedies by any Guaranteed Party under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of the State of California or any other jurisdiction. In making this waiver, each Guarantor specifically acknowledges that it understands and is aware that, under Sections 580b and 580d of the California Code of Civil Procedure, if the Guaranteed Parties (or any of them) conducted a nonjudicial foreclosure sale of real property collateral: (i) such Guaranteed Party(ies) would lose the right to pursue the Company for any deficiency that might remain following such sale; (ii) if such Guarantor were to pay such deficiency following such sale, it would be precluded from pursuing the Company for reimbursement; and (iii) as a result, such Guaranteed Party(ies) would be prevented from pursuing such Guarantor for such deficiency following such sale;

(d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder (or the enforcement thereof);

(e) any defense based on any alteration, impairment, or release of the Guaranteed Obligations or any security therefor, irrespective of whether resulting from any act or failure to act by the Guaranteed Parties (or any of them); and

(f) any right to require the Guaranteed Parties (or any of them): (i) to institute suit or otherwise proceed against the Company or any other Person; or (ii) to exhaust any rights and remedies which the Guaranteed Parties (or any of them) have or may have against the Company or any other Person.

Section 8.5 Marshalling. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any rights it has to require the Guaranteed Parties (or any of them) to marshal, foreclose upon, sell, or otherwise realize upon or collect or apply any particular part of any other assets securing any of the Guaranteed Obligations (including any rights arising by virtue of Sections 2899 and 3433 of the California Civil Code).

Section 8.6 Claims Against the Company and Others. Each Guarantor absolutely, unconditionally, knowingly, and expressly agrees that, until the Guaranteed Obligations have been indefeasibly repaid in full, such Guarantor will not in any manner enforce or pursue, or seek to enforce or pursue, any or all of the following rights (it being expressly agreed that all such rights are subordinate to any claims of the Guaranteed Parties (or any of them)): (a) any right of subrogation, indemnity, or contribution such Guarantor has or may have as against the Company or any other Person with respect to any of the Guaranteed Obligations; (b) any right to proceed against the Company or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent) with respect to any of the Guaranteed Obligations; and (c) any right to proceed or to seek recourse against or with respect to any assets of the Company or any other Person with respect to any of the Guaranteed Obligations.

Section 8.7 Certain Additional Statutory Rights. Without limiting the generality of any other waiver or other provision set forth in this agreement, each Guarantor absolutely, unconditionally, knowingly, and expressly waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848, 2849, and 2850 of the California Civil Code, Sections 580a, 580b, 580c, 580d, and 726 of the California Code of Civil Procedure, and Sections 3116, 3118, 3119, 3419, 3605, and chapter 6 of Division 9 of the California Uniform Commercial Code.

ARTICLE IX

GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF TRIAL BY JURY

Section 9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF CALIFORNIA, PROVIDED THAT THE GUARANTEED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Section 9.2 Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

Section 9.3. Waiver of Jury Trial. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY INDEMNIFIED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

EACH GUARANTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS SET FORTH ABOVE IS MADE WITH SUCH GUARANTOR’S FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCE AND THAT, UNDER THE CIRCUMSTANCES, THE WAIVERS ARE REASONABLE AND NOT CONTRARY TO PUBLIC POLICY OR LAW. IF ANY SUCH WAIVER IS DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVER SHALL BE EFFECTIVE ONLY TO THE EXTENT, BUT TO THE FULLEST EXTENT, PERMITTED BY LAW OR PUBLIC POLICY.

Each Guarantor acknowledges having read all the provisions of this Agreement and agrees to its terms. In addition, each Guarantor understands that this Agreement is effective upon such Guarantor’s execution and delivery of this Agreement to the Administrative Agent on behalf of all of the Guaranteed Parties (and the satisfaction of all of the conditions set forth in Section 5.1 of the Credit Agreement). No formal acceptance by the Guaranteed Parties is necessary to make this Agreement effective.

IN WITNESS WHEREOF, each Guarantor has executed this Agreement as of the date first written above.

[ ],
a [ ]

By:
Name:
Title:

Notice Information:

Attn:
Telephone: . .
Telefacsimile: . .

EXHIBIT F

FORM OF TERM COMMITMENT NOTE

$	_____________

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of                                      (the “Lender”) the principal amount of                                 Dollars ($                        ) or such lesser aggregate outstanding principal amount of all Term Commitment Loans (as defined in the Credit Agreement hereinafter defined) made by the Lender to the Borrower pursuant to that certain Amended and Restated Credit Agreement, dated as of October 15, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; capitalized terms used but not otherwise defined herein have the meaning ascribed thereto in the Agreement), among the Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Documentation Agent and Collateral Agent, on the dates and in the amounts and as otherwise provided in the Credit Agreement.

The Borrower further promises to pay interest on the unpaid principal amount of each Term Commitment Loan evidenced hereby from the date of the making of such Term Commitment Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Commitment Note (this “Note”) is one of the “Term Commitment Notes” referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranties and is secured pursuant to the terms of the Security Documents. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Commitment Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

ARTHROCARE CORPORATION

By:
Name:
Title:

F-1

EXHIBIT 10.45

EXECUTED VERSION

CUSIP NUMBER: 04313KAD1

EXHIBIT G

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, amended and restated, supplemented and/or otherwise modified from time to time, this “Agreement”), dated as of [                                 ], 200[_], is made by ARTHROCARE CORPORATION, a Delaware corporation (the “Borrower”), and the other parties executing this Agreement under the heading “Debtors” (the Borrower and such other parties, along with any parties who execute and deliver to the Collateral Agent an agreement substantially in the form attached hereto as Schedule F, being hereinafter referred to collectively as the “Debtors” and individually as a “Debtor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL AGENT (for the benefit of the Secured Creditors (as hereinafter defined)) (“Collateral Agent”).

R E C I T A L S

A. The Borrower has previously entered into or is in the process of entering into that certain Credit Agreement, dated as of December 19, 2003 (as amended, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the financial institutions from time to time parties thereto (collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as Documentation Agent and Collateral Agent, pursuant to which the Lenders have agreed, subject to certain terms and conditions, to extend various financial accommodations to the Borrower (the Administrative Agent, the Collateral Agent, the Documentation Agent and the Lenders, together with Affiliates of the Lenders with respect to Swap Contracts referred to below are sometimes hereinafter referred to collectively as the “Secured Creditors” and individually as a “Secured Creditor”).

B. In addition, one or more of the Debtors may from time to time be liable to the Lenders and/or their Affiliates with respect to Swap Contracts (as such term is defined in the Credit Agreement).

C. As a condition to extending credit to the Borrower under the Credit Agreement, the Secured Creditors have required, among other things, that each Debtor grant to the Collateral Agent for the benefit of the Secured Creditors a lien on and security interest in the personal property and fixtures of such Debtor described herein subject to the terms and conditions hereof.

D. Each Debtor will benefit, directly or indirectly, from the financial accommodations extended by the Secured Creditors to the Borrower.

E. Each Debtor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in order to induce the Lenders to make Loans (including the initial Loans) to the Borrower pursuant to the Credit Agreement, and to induce Secured Creditors to enter into Swap Contracts, the Borrower agrees, for the benefit of each Secured Creditor, as follows.

Section 1. Defined Terms. Except as otherwise provided in Section 2 below, each capitalized term used but not otherwise defined herein has the meaning ascribed thereto or provided for in the Credit Agreement. The terms “Debtor” and “Debtors” as used herein shall mean and include the Debtors collectively and also each individually, with all grants, representations, warranties, and covenants of and by the Debtors, or any of them, herein contained to constitute joint and several grants, representations, warranties, and covenants of and by the Debtors; provided that, unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Debtor only with respect to the Collateral owned by it or represented by such Debtor as owned by it.

Section 2. Grant of Security Interest in the Collateral. As collateral security for the Secured Obligations defined below, each Debtor hereby grants to the Collateral Agent for the benefit of the Secured Creditors a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Collateral Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, and right of set-off against, all right, title, and interest, whether now owned or existing or hereafter created, acquired or arising, of each Debtor in and to the following:

(a) Accounts (including Health-Care-Insurance Receivables, if any);

(b) Chattel Paper;

(c) Instruments (including Promissory Notes);

(d) Documents;

(e) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country; (ii) all Trademark licenses; (iii) all reissues, extensions or renewals of any of the items described in clauses (i) and (ii); and (iv) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (i) and (ii);

(f) General Intangibles (including Payment Intangibles and Software), but, except as otherwise provided in clauses (e) and (p) of this Section 2, specifically excluding patents, copyrights, and all other intellectual property rights;

(g) Supporting Obligations;

(h) Deposit Accounts;

(i) Inventory;

(j) Equipment (including all Software, whether or not the same constitutes embedded software, used in the operation thereof);

(k) Fixtures;

(l) Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which are represented by, arise from, or relate to any of the foregoing;

(m) Monies, personal property, and interests in personal property of such Debtor of any kind or description now held by any Secured Creditor or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Secured Creditor, or any agent or affiliate of any Secured Creditor, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

(n) Supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

(o) Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(p) Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

all of the foregoing being herein sometimes referred to as the “Collateral.” Each term used herein that is defined in the Uniform Commercial Code of the State of California as in effect from time to time (“UCC”) shall have the meaning ascribed thereto in the UCC, unless this Agreement shall otherwise specifically provide. For purposes of this Agreement, the term “Receivables” means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, a Health Care Insurance Receivable, Chattel Paper, an Instrument, a General Intangible, or otherwise.

Section 3. Secured Obligations. The lien and security interest granted and provided for herein is made and given to secure, and shall secure, the payment and performance of (a) any and all

Obligations (whether several, joint or joint and several) owing to the Secured Creditors or any of them and (b) any and all expenses and charges, legal or otherwise, suffered or incurred by the Collateral Agent and the Secured Creditors (or any of them) in collecting or enforcing any of such Obligations or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the foregoing being hereinafter referred to as the “Secured Obligations”). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Debtor under this Agreement (other than the Borrower to which this limitation shall not apply) shall not exceed $1.00 less than the lowest amount that would render such Debtor’s obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

Section 4. Covenants, Agreements, Representations and Warranties. Each Debtor hereby covenants and agrees with, and represents and warrants to, the Secured Creditors that:

(a) Each Debtor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each Debtor is the sole and lawful owner of its Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for. The execution and delivery of this Agreement, and the observance and performance of each of the matters and things herein set forth, will not (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Debtor or any provision of any Debtor’s organizational documents (e.g., charter, articles or certificate of incorporation and by-laws, articles or certificate of formation and limited liability company operating agreement, partnership agreement or similar organizational documents) or any covenant, indenture or agreement of or affecting any Debtor or any of its property or (ii) result in the creation or imposition of any lien or encumbrance on any property of any Debtor except for the lien and security interest granted to the Collateral Agent hereunder.

(b) As of the date hereof, each Debtor’s respective chief executive office is at the location listed under Column 2 on Schedule A attached hereto opposite such Debtor’s name; and such Debtor has no other executive offices or places of business other than those listed under Column 3 on Schedule A attached hereto opposite such Debtor’s name. The Collateral is and shall remain in such Debtor’s possession or control at the locations listed under Columns 2 and 3 on Schedule A attached hereto opposite such Debtor’s name or at such other locations as such Debtor shall notify the Collateral Agent as provided below (collectively for each Debtor, the “Permitted Collateral Locations”). If for any reason any Collateral is at any time kept or located at a location other than a Permitted Collateral Location, the Collateral Agent shall nevertheless have and retain a lien on and security interest therein. The Debtors own and shall continue to own the Permitted Collateral Locations except to the extent otherwise disclosed under Columns 2 and 3 on Schedule A. No Debtor shall move its chief executive office or maintain a place of business at a location other than those specified under Columns 2 or 3 on Schedule A or permit any Collateral to be located at a location other than a Permitted Collateral Location, in each case without first providing the Collateral Agent at least thirty (30) days prior written notice of the Debtor’s intent to do so; provided that each Debtor shall at all times maintain its chief executive office, places of business, and Permitted Collateral Locations in the United States of America and such Debtor shall have taken all action reasonably requested by the Collateral Agent to maintain the lien and security interest of the Collateral Agent in the Collateral at all times fully perfected and in full force and effect.

(c) Each Debtor’s legal name, jurisdiction of organization and organizational number (if any) are correctly set forth under Column 1 on Schedule A of this Agreement. No Debtor has transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names (if any) set forth on Schedule B attached hereto or such other names as such Debtor shall notify the Collateral Agent as provided below. No Debtor shall change its jurisdiction of organization without the Collateral Agent’s prior written consent. No Debtor shall change its legal name or transact business under any other trade name without first giving thirty (30) days prior written notice of its intent to do so to the Collateral Agent.

(d) The Collateral and every part thereof is and shall be free and clear of all security interests, liens (including, without limitation, mechanics’, laborers’ and statutory liens), attachments, levies, and encumbrances of every kind, nature, and description and whether voluntary or involuntary, except for the lien and security interest of the Collateral Agent therein and other Liens permitted by Section 7.1 of the Credit Agreement (herein, the “Permitted Liens”). Each Debtor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to any of the Secured Creditors.

(e) Each Debtor will promptly pay when due all taxes, assessments, and governmental charges and levies upon or against it or its Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent attachment of any lien resulting therefrom to, foreclosure on or other realization upon any Collateral and preclude interference with the operation of its business in the ordinary course and such Debtor shall have established adequate reserves therefor.

(f) Each Debtor agrees it will not waste or destroy the Collateral or any part thereof and will not be negligent in the care or use of any Collateral. Each Debtor agrees it will not use, manufacture, sell or distribute any Collateral in violation of any statute, ordinance or other governmental requirement. Each Debtor will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral where the failure to so perform could reasonably be expected to have a Material Adverse Effect, it being understood and agreed that the Secured Creditors have no responsibility to perform such obligations.

(g) Subject to Sections 5(c), 6(a), 7(b), 7(c), and 8(c) hereof and the terms of the Credit Agreement, each Debtor agrees it will not, without the Collateral Agent’s prior written consent, sell, assign, mortgage, lease, or otherwise dispose of the Collateral or any interest therein.

(h) Each Debtor will insure its Collateral consisting of tangible personal property against such risks and hazards as other companies similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, and loss in transit, in amounts and under policies containing loss payable clauses to the Collateral Agent as its interest may appear (and, if the Collateral Agent requests, naming the Collateral Agent as additional insureds therein) by insurers reasonably acceptable to the Collateral Agent. All premiums on such insurance shall be paid by the Debtors and the policies of such insurance (or certificates therefor) delivered to the Collateral Agent. All insurance required hereby shall provide that any loss shall be payable notwithstanding any act or negligence of the relevant Debtor, shall provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by the relevant Debtor and the Collateral Agent of written notice thereof, and shall be reasonably satisfactory to the Collateral Agent in all other respects. In case of any material loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor shall promptly give written notice thereof to the Collateral Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Debtor’s cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed, except to the extent such Collateral is not necessary to the conduct of such Debtor’s business in the ordinary course. In the event any Debtor shall receive any proceeds of such insurance, such Debtor shall immediately pay over such proceeds of insurance to the Collateral Agent which will thereafter be applied to the reduction of the Secured Obligations (whether or not then due) or held as collateral security therefor, as the Collateral Agent may then determine or as otherwise provided for in the Credit Agreement; provided that the Collateral Agent agrees to release such insurance proceeds to the relevant Debtor for replacement or restoration of the portion of the Collateral lost, damaged or destroyed if, but only if, (i) at the time of release no Default or Event of Default exists, (ii) written application for such release is received by the Collateral Agent from the relevant Debtor within thirty (30) days of the receipt of such proceeds, and (iii) the Collateral Agent has received evidence reasonably satisfactory to it that the collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds. Each Debtor hereby authorizes the Collateral Agent, at the Collateral Agent’s option, to adjust, compromise, and settle any losses under any insurance afforded at any time after the occurrence and during the continuation of any Default or Event of Default, and such Debtor does hereby irrevocably constitute the Collateral Agent, its officers, agents, and attorneys, as such Debtor’s attorneys-in-fact, with full power and authority after the occurrence and during the continuation of any Default or Event of Default to effect such adjustment, compromise, and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. Unless the Collateral Agent elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise, and/or settlement of any losses under any insurance shall be made by the relevant Debtor subject to final approval of the Collateral Agent (regardless of whether or not an Event of Default shall have occurred) in the case of losses exceeding Fifty Thousand Dollars ($50,000.00). All insurance proceeds shall be subject to the lien and security interest of the Collateral Agent hereunder.

UNLESS THE DEBTORS PROVIDE THE COLLATERAL AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE COLLATERAL AGENT MAY PURCHASE INSURANCE AT THE DEBTORS’ EXPENSE TO PROTECT THE COLLATERAL AGENT’S

INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY DEBTOR’S INTERESTS IN THE COLLATERAL. THE COVERAGE PURCHASED BY THE COLLATERAL AGENT MAY NOT PAY ANY CLAIMS THAT ANY DEBTOR MAKES OR ANY CLAIM THAT IS MADE AGAINST SUCH DEBTOR IN CONNECTION WITH THE COLLATERAL. THE DEBTORS MAY LATER CANCEL ANY SUCH INSURANCE PURCHASED BY THE COLLATERAL AGENT, BUT ONLY AFTER PROVIDING THE COLLATERAL AGENT WITH EVIDENCE THAT THE DEBTORS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE COLLATERAL AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE DEBTORS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT THE COLLATERAL AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS SECURED HEREBY. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE THE DEBTORS MAY BE ABLE TO OBTAIN ON THEIR OWN.

(i) Each Debtor will at all times allow the Secured Creditors and their respective representatives free access to and right of inspection of the Collateral at such reasonable times and intervals as the Collateral Agent or any other Secured Creditor may designate and, in the absence of any existing Default or Event of Default, with reasonable prior written notice to the relevant Debtor.

(j) If any Collateral is in the possession or control of any agents or processors of a Debtor and the Collateral Agent so requests, such Debtor agrees to notify such agents or processors in writing of the Collateral Agent’s lien and security interest therein and instruct them to hold all such Collateral for the Collateral Agent’s account and subject to the Collateral Agent’s instructions. Each Debtor will, upon the request of the Collateral Agent, authorize and instruct all bailees and any other parties, if any, at any time processing, labeling, packaging, holding, storing, shipping or transferring all or any part of the Collateral to permit the Secured Creditors and their respective representatives to examine and inspect any of the Collateral then in such party’s possession and to verify from such party’s own books and records any information concerning the Collateral or any part thereof which the Secured Creditors or their respective representatives may seek to verify. As to any premises not owned by a Debtor wherein any of the Collateral is located, if any, such Debtor shall, upon the Collateral Agent’s request, cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title, and interest in and lien on the Collateral, allows the removal of such Collateral by the Collateral Agent or its agents or representatives, and otherwise is in form and substance reasonably acceptable to the Collateral Agent.

(k) Upon the Collateral Agent’s request, each Debtor agrees from time to time to deliver to the Collateral Agent such evidence of the existence, identity, and location of its Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by such Debtor, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered by it, together with such Debtor’s warranty of the genuineness thereof, and reports stating the book value of its Inventory and Equipment by major category and location), in each case as the Collateral Agent may reasonably request. The

Collateral Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Collateral Agent considers appropriate and reasonable, and each Debtor agrees to furnish all assistance and information, and perform any acts, which the Collateral Agent may require in connection therewith.

(l) Each Debtor will comply in all material respects with the terms and conditions of any and all leases, easements, right-of-way agreements, and other agreements binding upon such Debtor or affecting the Collateral where the failure to so comply could reasonably be expected to have a Material Adverse Effect, in each case which cover the premises wherein the Collateral is located, and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

(m) Schedule C attached hereto contains a true, complete, and current listing of all Trademarks (including all registrations thereof and applications therefor) owned by each of the Debtors as of the date hereof that are registered with any governmental authority. The Debtors shall promptly notify the Collateral Agent in writing of any additional Trademarks (including all registrations thereof and applications therefor) acquired or arising after the date hereof and shall submit to the Collateral Agent a supplement to Schedule C to reflect such additional rights (provided that any Debtor’s failure to do so shall not impair the Collateral Agent’s security interest therein). Each Debtor owns or possesses rights to use all franchises, licenses, patents, Trademarks, copyrights, and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and the Debtors are not liable to any Person for infringement under applicable law with respect to any such rights as a result of its business operations where such revocation, termination or infringement could reasonably be expected to have a Material Adverse Effect.

(n) Each Debtor agrees to execute and deliver to the Collateral Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Collateral Agent may reasonably deem necessary or appropriate to assure the Collateral Agent its lien and security interest hereunder, including, without limitation, (i) such financing statements or other instruments and documents as the Collateral Agent may from time to time reasonably require to comply with the UCC and any other applicable law, (ii) such agreements with respect to patents, Trademarks (including all registrations thereof and applications therefor), copyrights, and similar intellectual property rights as the Collateral Agent may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office, and (iii) such control agreements with respect to Deposit Accounts and electronic Chattel Paper, and to cause the relevant depository institutions and issuers to execute and deliver such control agreements, as the Collateral Agent may from time to time reasonably require. Each Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to such Debtor wherever the Collateral Agent in its sole discretion desires to file the same. Each Debtor hereby authorizes the Collateral Agent to file any and all financing statements covering the Collateral or any part thereof as the Collateral Agent may require, including financing statements describing the

Collateral as “all assets” or “all personal property” or words of like meaning. The Collateral Agent may order lien searches from time to time against any Debtor and the Collateral, and the Debtors shall promptly reimburse the Collateral Agent for all reasonable costs and expenses incurred in connection with such lien searches. In the event for any reason the law of any jurisdiction other than California becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each Debtor agrees to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as the Collateral Agent deems necessary or appropriate to preserve, protect, and enforce the security interest of the Collateral Agent under the law of such other jurisdiction. Each Debtor agrees to mark its books and records to reflect the lien and security interest of the Collateral Agent in the Collateral.

(o) On failure of any Debtor to perform any of the covenants and agreements herein contained, the Collateral Agent may, at its option, perform the same and in so doing may expend such sums as the Collateral Agent deems advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens, and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Collateral Agent may be compelled to make by operation of law or which the Collateral Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Debtors upon demand, shall constitute additional Secured Obligations secured hereunder, and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) equal to the Default Rate applicable to Base Rate Loans (such rate per annum as so determined being hereinafter referred to as the “Default Rate”). No such performance of any covenant or agreement by the Collateral Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate any Secured Creditor to take any further or future action with respect thereto. The Collateral Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Collateral Agent, in performing any act hereunder, shall be the sole judge of whether the relevant Debtor is required to perform the same under the terms of this Agreement. The Collateral Agent is hereby authorized to charge any account of any Debtor maintained with any Secured Creditor for the amount of such sums and amounts so expended.

Section 5. Special Provisions Re: Receivables. (a) As of the time any Receivable owned by a Debtor becomes subject to the security interest provided for hereby, and at all times thereafter, such Debtor shall be deemed to have warranted as to each such Receivable that all warranties of such Debtor set forth in this Agreement are true and correct with respect to such Receivable; that such Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that such Receivable is valid and subsisting; that the amount of such Receivable represented as owing is the correct amount actually and unconditionally owing, except for normal cash discounts on normal trade terms in the ordinary course of business; that the amount of such Receivable represented as owing is not disputed and is not subject to any set-offs, credits, deductions or countercharges other than those arising in the ordinary course of such Debtor’s business which are disclosed to the Collateral Agent in writing promptly upon such Debtor becoming aware thereof; and, except as disclosed to the Collateral Agent in writing at or prior to the time such Receivable is created, that no surety bond was required or given in connection with such Receivable or the contracts or purchase orders out of which the same arose.

(b) If any Receivable arises out of a contract with the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, each Debtor agrees to promptly so notify the Collateral Agent and, at the request of the Collateral Agent or the Secured Creditors, execute whatever instruments and documents are required by the Collateral Agent in order that such Receivable shall be assigned to the Collateral Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar state or local statute, as the case may be.

(c) Unless and until an Event of Default has occurred and is continuing any merchandise or other goods which are returned by a customer or account debtor or otherwise recovered may be resold by a Debtor in the ordinary course of its business as presently conducted in accordance with Section 7(b) hereof; and, during the existence of any Event of Default, such merchandise and other goods shall be set aside at the request of the Collateral Agent and held by the relevant Debtor as trustee for the Secured Creditors and shall remain part of the Collateral. Unless and until an Event of Default has occurred and is continuing, the Debtors may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries, and grant discounts, credits, and allowances in the ordinary course of its business as presently conducted for amounts and on terms which the relevant Debtor in good faith considers advisable; and, during the existence of any Event of Default, at the Collateral Agent’s request, the Debtors shall notify the Collateral Agent promptly of all returns and recoveries and, on the Collateral Agent’s request, deliver any such merchandise or other goods to the Collateral Agent. During the existence of any Event of Default, at the Collateral Agent’s request, the Debtors shall also notify the Collateral Agent promptly of all disputes and claims and settle or adjust them at no expense to the Collateral Agent, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or account debtor and no returns of merchandise or other goods shall be accepted by any Debtor without the Collateral Agent’s consent. The Collateral Agent may, at all times during the existence of any Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Collateral Agent considers advisable.

(d) To the extent any Receivable or other item of Collateral is evidenced by an Instrument or tangible Chattel Paper, each Debtor shall cause such Instrument or tangible Chattel Paper to be pledged and delivered to the Collateral Agent; provided that, prior to the existence of a Default or Event of Default and thereafter until otherwise required by the Collateral Agent, a debtor shall not be required to deliver any such Instrument or tangible Chattel Paper if and only so long as the aggregate unpaid principal balance of all such Instruments and tangible Chattel paper held by the Debtors and not delivered to the Collateral Agent hereunder is less than Ten Thousand Dollars ($10,000.00) at any one time outstanding. Unless delivered to the Collateral Agent or its agent, all tangible Chattel Paper and Instruments shall contain a legend acceptable to the Collateral Agent indicating that such Chattel Paper or Instrument is subject to the security interest of the Collateral Agent contemplated by this Agreement.

Section 6. Collection of Receivables. (a) Except as otherwise provided in this Agreement, each Debtor shall make collection of its Receivables and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

(b) Upon the occurrence of any Default or Event of Default, whether or not the Collateral Agent has exercised any of its other rights under other provisions of this Section 6, in the event the Collateral Agent requests any Debtor to do so:

(i) all Instruments and tangible Chattel Paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by such Debtor, be immediately endorsed to and deposited with Collateral Agent; and/or

(ii) such Debtor shall instruct all customers and account debtors to remit all payments in respect of Receivables or any other Collateral to a lockbox or lockboxes under the sole custody and control of the Collateral Agent and which are maintained at one or more post offices selected by the Collateral Agent.

(c) Upon the occurrence and during the continuation of any Default or Event of Default, whether or not the Collateral Agent has exercised any of its other rights under the other provisions of this Section 6, the Collateral Agent or its designee may notify the relevant Debtor’s customers and account debtors at any time that Receivables have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein, and either in its own name, or such Debtor’s name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 6(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Collateral Agent’s discretion file any claim or take any other action or proceeding which the Collateral Agent may deem necessary or appropriate to protect and realize upon the security interest of the Collateral Agent in the Receivables or any other Collateral.

(d) Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Collateral Agent pursuant to any of the provisions of Sections 6(b) or 6(c) hereof may be handled and administered by the Collateral Agent in and through a remittance account or accounts maintained at the Collateral Agent or by the Collateral Agent at a commercial bank or banks selected by the Collateral Agent (collectively the “Depositary Banks” and individually a “Depositary Bank”), and each Debtor acknowledges that the maintenance of such remittance accounts by the Collateral Agent is solely for the Collateral Agent’s convenience and that the Debtors do not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof. The Collateral Agent may, after the occurrence and during the continuation of any Default or Event of Default, apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order, and at such intervals as the Collateral Agent may from time to time in its discretion determine, but not less often than once each week. The Collateral Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Collateral Agent and the Depositary Bank as such. However, if the Collateral Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the

Collateral Agent or any Depositary Bank for any reason, the Collateral Agent may at its election in either instance charge the amount of such item back against any such remittance accounts or any Deposit Account of any Debtor subject to the lien and security interest of this Agreement, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Receivables or other Collateral to any such remittance account, upon the Collateral Agent’s request, the relevant Debtor shall furnish the Collateral Agent with a report in such form as Collateral Agent shall reasonably require identifying the particular Receivable or such other Collateral from which the same arises or relates. Unless and until a Default or an Event of Default has occurred and is continuing, the Collateral Agent will release proceeds of Collateral which the Collateral Agent has not applied to the Secured Obligations as provided above from the remittance account from time to time after receipt thereof. Each Debtor hereby indemnifies the Secured Creditors from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys’ fees suffered or incurred by any Secured Creditor because of the maintenance of the foregoing arrangements; provided that no Debtor shall be required to indemnify any Secured Creditor for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the person seeking to be indemnified. The Secured Creditors shall have no liability or responsibility to any Debtor for the Collateral Agent or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

Section 7. Special Provisions Re: Inventory and Equipment. (a) Each Debtor shall at its own cost and expense maintain, keep, and preserve its Inventory in good and merchantable condition and keep and preserve its Equipment in good repair, working order, and condition, ordinary wear and tear excepted, and, without limiting the foregoing, make all necessary and proper repairs, replacements, and additions to its Equipment so that the efficiency thereof shall be fully preserved and maintained.

(b) Each Debtor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Collateral Agent, use, consume, sell, and lease the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not under any circumstance include any transfer or sale in satisfaction, partial or complete, of a debt owing by such Debtor.

(c) Each Debtor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Collateral Agent, sell Equipment to the extent permitted by the Credit Agreement.

(d) As of the time any Inventory or Equipment of a Debtor becomes subject to the security interest provided for hereby and at all times thereafter, such Debtor shall be deemed to have warranted as to any and all of such Inventory and Equipment that all warranties of such Debtor set forth in this Agreement are true and correct with respect to such Inventory and Equipment; and that all of such Inventory and Equipment is located at a location set forth pursuant to Section 4(b) hereof. Each Debtor warrants and agrees that none of its Inventory is or will be consigned to any other person without the Collateral Agent’s prior written consent.

(e) Upon the Collateral Agent’s or the Secured Creditors’ request, each Debtor shall at its own cost and expense cause the lien of the Collateral Agent in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such lien and will cause all such certificates of title and evidences of lien to be deposited with the Collateral Agent.

(f) Except for Equipment from time to time located on the real estate described on Schedule D attached hereto or as otherwise hereafter disclosed to the Collateral Agent and the Secured Creditors in writing, none of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture.

(g) If any of the Inventory is at any time evidenced by a document of title, such document shall be promptly delivered by the relevant Debtor to the Collateral Agent.

Section 8. Special Provisions Re: Deposits. All Deposit Accounts of the Debtors on the date hereof are listed and identified (by account number and depository institution) on Schedule E attached hereto and made a part hereof. Each Debtor shall promptly notify the Collateral Agent of any other Deposit Account opened or maintained by such Debtor after the date hereof, and shall submit to the Collateral Agent a supplement to Schedule E to reflect such additional accounts (provided any Debtor’s failure to do so shall not impair the Collateral Agent’s security interest therein). With respect to any Deposit Account maintained by a depository institution other than the Collateral Agent, and as a condition to the establishment and maintenance of any such Deposit Account except as otherwise permitted by the Credit Agreement, such Debtor, the depository institution, and the Collateral Agent shall, upon the request of the Collateral Agent, execute and deliver an account control agreement in form and substance satisfactory to the Collateral Agent which provides, among other things, for the depository institution’s agreement that it will comply with instructions originated by the Collateral Agent directing the disposition of the funds in the Deposit Account without further consent by such Debtor.

Section 9. Power of Attorney. In addition to any other powers of attorney contained herein, each Debtor hereby appoints the Collateral Agent, its nominee, or any other person whom the Collateral Agent may designate as such Debtor’s attorney-in-fact, with full power and authority upon the occurrence and during the continuation of any Event of Default to sign such Debtor’s name on verifications of Receivables and other Collateral; to send requests for verification of Collateral to such Debtor’s customers, account debtors, and other obligors; to endorse such Debtor’s name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Collateral Agent’s possession; to endorse the Collateral in blank or to the order of the Collateral Agent or its nominee; to sign such Debtor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by the Collateral Agent; to receive, open, and dispose of all mail addressed to such Debtor; and to do all things necessary to carry out this Agreement. Each Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Collateral Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct. The Collateral Agent may file one or more financing statements disclosing its security interest in all or any part of the Collateral without any Debtor’s signature appearing thereon, and each Debtor also hereby grants the Collateral Agent a power of attorney to execute any such financing statements, and amendments and supplements thereto, on behalf of such Debtor without notice thereof to any Debtor. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Secured Obligations have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated.

Section 10. Defaults and Remedies. (a) The occurrence of any event or the existence of any condition which is specified as an “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.

(b) Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Collateral Agent may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which each Debtor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or at the Collateral Agent’s office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its reasonable discretion and subject to applicable law. In the exercise of any such remedies, the Collateral Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations. Also, if less than all the Collateral is sold, the Collateral Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the Debtors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof. In addition to all other sums due any Secured Creditor hereunder, each Debtor shall pay the Secured Creditors all costs and expenses incurred by the Secured Creditors, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against any Secured Creditor or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtors in accordance with Section 14(b) hereof at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice; provided no notification need be given to a Debtor if such Debtor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, each Secured Creditor may be the purchaser at any such sale. Each Debtor hereby waives all of its rights of redemption from any such sale. The Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Collateral Agent may further postpone such sale by announcement made at such time and place. The Collateral Agent has no obligation to prepare the Collateral for sale. The Collateral Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof to the extent permitted by applicable law, including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

(c) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by law, (i) the Collateral Agent shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the relevant Debtor’s premises (each Debtor hereby agreeing, to the extent it may lawfully do so, to lease such premises without cost or expense to the Collateral Agent or its designee if the Collateral Agent so requests) or to remove the Collateral or any part thereof to such other places as the Collateral Agent may desire, (ii) the Collateral Agent shall have the right to direct any intermediary at any time holding any Investment Property or other Collateral, or any issuer thereof, to deliver such Collateral or any part thereof to the Collateral Agent and/or to liquidate such Collateral or any part thereof and deliver the proceeds thereof to the Collateral Agent (including, without limitation, the right to deliver a notice of control with respect to any Collateral held in a securities account or commodities account and deliver all entitlement orders with respect thereto), (iii) the Collateral Agent shall have the right to exercise any and all rights with respect to all Deposit Accounts of each Debtor, including, without limitation, the right to direct the disposition of the funds in each Deposit Account and to collect, withdraw, and receive all amounts due or to become due or payable thereunder, and (iv) each Debtor shall, upon the Collateral Agent’s demand, promptly assemble the Collateral and make it available to the Collateral Agent at a place reasonably designated by the Collateral Agent and reasonably convenient to the applicable Debtor and the Collateral Agent. If the Collateral Agent exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps requested by the Collateral Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Collateral Agent, appointing overseers for the Collateral and maintaining Collateral records.

(d) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, all rights of the Debtors to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to Section 8(a)(i) hereof and/or to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 8(a)(ii) hereof, shall, at the option of the Collateral Agent and upon notice to the applicable Debtor unless the giving of notice is prohibited by applicable law, cease and thereupon become vested in the Collateral Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Investment Property and/or to receive and retain the distributions which such Debtor would otherwise have been authorized to retain pursuant to Section 8(a)(ii) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, all Investment Property or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Collateral Agent of any right, privilege or option pertaining to any Investment Property and, in connection therewith, to deposit and deliver the Investment Property or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine. In the event the Collateral Agent in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.

(e) Without in any way limiting the foregoing, each Debtor hereby grants to the Secured Creditors a royalty-free irrevocable license and right to use all of such Debtor’s patents, patent applications, patent licenses, Trademarks (including all registrations thereof and applications therefor), Trademark licenses, and similar intangibles in connection with any foreclosure or other realization by the Collateral Agent or the Secured Creditors on all or any part of the Collateral to the extent permitted by law. The license and right granted the Secured Creditors hereby shall be without any royalty or fee or charge whatsoever.

(f) The powers conferred upon the Secured Creditors hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property, consisting of similar type assets, it being understood, however, that the Collateral Agent shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtors in any way related to the Collateral, and the Collateral Agent shall have no duty or obligation to discharge any such duty or obligation. Neither any Secured Creditor nor any party acting as attorney for any Secured Creditor shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct.

(g) Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and the Collateral Agent or provided by law, or delay by the Collateral Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Secured Creditors under this Agreement shall be cumulative and not exclusive of any other right or remedy which any Secured Creditor may have. For purposes of this Agreement, an Event of Default shall be construed as continuing after its occurrence until the same is waived in writing by the Collateral Agent.

Section 11. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Collateral Agent upon the occurrence and during the continuation of any Event of Default shall, when received by the Collateral Agent in cash or its equivalent, be applied by the Collateral Agent in reduction of, or held as collateral security for, the Secured Obligations in accordance with the terms of the Credit Agreement. The Debtors shall remain liable to the Secured Creditors for any deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Borrower, as agent for the Debtors, or to whomsoever the Collateral Agent reasonably determines is lawfully entitled thereto.

Section 12. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, both for principal and interest, have been fully paid and satisfied and the commitments of the Lenders to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated. Upon such termination of this Agreement, the Collateral Agent shall, upon the request and at the expense of the Debtors, forthwith release its liens and security interests hereunder.

Section 13. The Collateral Agent. In acting under or by virtue of this Agreement, the Collateral Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement (including, without limitation, Section 11 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Collateral Agent hereby disclaims any representation or warranty to the Secured Creditors or any other holders of the Secured Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

Section 14. Miscellaneous. (a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon each Debtor, its successors and assigns and shall inure, together with the rights and remedies of the Secured Creditors hereunder, to the benefit of the Secured Creditors and their successors and permitted assigns; provided that no Debtor may assign its rights or delegate its duties hereunder without the Collateral Agent’s prior written consent. Without limiting the generality of the foregoing, and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

(b) Except as otherwise specified herein, all notices hereunder shall be given in the manner and to the place specified for notices in the Credit Agreement.

(c) In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that this Agreement shall be deemed to be invalid or otherwise unenforceable with respect to any Debtor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to the other Debtors.

(d) The lien and security interest herein created and provided for stand as direct and primary security for the Secured Obligations of the Borrower arising under or otherwise relating to the Credit Agreement as well as for the other Secured Obligations secured hereby. No application of any sums received by the Secured Creditors in respect of the Collateral or any disposition thereof to the reduction of the Secured Obligations or any part thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Secured Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until all Secured Obligations have been fully paid and satisfied and all commitments to extend credit to or for the account of the Borrower under the Credit Agreement have expired or otherwise terminated. Each Debtor acknowledges and agrees that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts of omissions whatsoever of any Secured Creditor or any other holder of any Secured

Obligations, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by any Secured Creditor or any other holder of any Secured Obligations of any other security for or guarantors upon any of the Secured Obligations or by any failure, neglect or omission on the part of any Secured Creditor or any other holder of any of the Secured Obligations to realize upon or protect any of the Secured Obligations or any collateral or security therefor. The lien and security interest hereof shall not in any manner be impaired or affected by (and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. The Secured Creditors may at their discretion at any time grant credit to the Borrower without notice to the other Debtors in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the lien and security interest created and provided for. In order to realize hereon and to exercise the rights granted the Secured Creditors hereunder and under applicable law, there shall be no obligation on the part of any Secured Creditor or any other holder of any Secured Obligations at any time to first resort for payment to the Borrower or any other Debtor or to any guaranty of the Secured Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Secured Creditors shall have the right to enforce this Agreement against any Debtor or its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

(e) In the event the Secured Creditors shall at any time in their discretion permit a substitution of Debtors hereunder or a party shall wish to become a Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule F, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and, in the case of a substitution, in lieu of the Debtor being replaced. Any such agreement shall contain information as to such Debtor necessary to update Schedules A, B, C, D and E hereto with respect to it. No such substitution shall be effective absent the written consent of the Collateral Agent nor shall it in any manner affect the obligations of the other Debtors hereunder.

(f) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument. Each Debtor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Debtor to the Collateral Agent, and it shall not be necessary for the Collateral Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(h) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(g) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(h) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT RELATING HERETO, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(i) The Collateral Agent (for itself and not on behalf of any other Person, including any Secured Creditor) hereby notifies each Debtor that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Debtor, which information includes the name and address of each Debtor and other information that will allow the Collateral Agent to identify each Debtor in accordance with the Patriot Act.

(j) Time is of the essence of this Agreement.

(k) This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

EXHIBIT 10.45

EXECUTED VERSION

CUSIP NUMBER: 04313KAD1

IN WITNESS WHEREOF, each Debtor has caused this Security Agreement to be duly executed and delivered as of the date first written above.

“DEBTORS”

ARTHROCARE CORPORATION, A DELAWARE CORPORATION

By
Name
Title

Accepted and agreed to in San Francisco, California, as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By
Name
Title

artc - amended & restated credit facitlity (10_15_04) w_redactions for EDGAR(434520_2_SV)_20041108-2316-33B59B32

SCHEDULE A

LOCATIONS

COLUMN 1	COLUMN 2	COLUMN 3
NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATION IF SUCH LOCATION IS OWNED BY BORROWER OR ONE OF ITS SUBSIDIARIES)
ArthroCare Corporation (Delaware, 2554294)	680 Vaqueros Avenue Sunnyvale, CA 94085	Costa Rica (ArthroCare Costa Rica SRL)
Sweden

United Kingdom

Cincinnati, Ohio (DHL Logistics (as a third party logistics service provider))
Brussels, Belgium (DHL; logistics service provider for Europe)
111 Congress Avenue, Austin TX (future headquarters for ArthroCare Corporation – to be moved by December 2004)

SCHEDULE B

OTHER NAMES

A.	PRIOR LEGAL NAMES

ArthroCare Corporation, a California corporation.

AngioCare Corporation, a California corporation.

B.	TRADE NAMES

ArthroCare Corp.; ArthroCare; Atlantech; Parallax

SCHEDULE C

INTELLECTUAL PROPERTY RIGHTS

ITEM	A. TRADEMARKS

REGISTERED TRADEMARKS
COUNTRY	TRADEMARK	REGISTRATION NO.	REGISTRATION DATE
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA

PENDING TRADEMARK APPLICATIONS
COUNTRY	TRADEMARK	SERIAL NO.	FILING DATE
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA

TRADEMARK APPLICATIONS IN PREPARATION

COUNTY	TRADEMARK	DOCKET NO.	FILING DATE	EXPECTED SERVICES	PRODUCTS
NONE.

ITEM	B TRADEMARK LICENSES

COUNTY OR TERRITORY	TRADEMARK	LICENSOR	LICENSEE	EFFECTIVE DATE	EXPIRATION DATE
NONE.

SCHEDULE D

REAL ESTATE LEGAL DESCRIPTIONS

Factory and warehouse located in Heredia, Costa Rica.

SCHEDULE E

DEPOSITS

There are various security deposits throughout domestics and international operations, mainly for rent contracts. The total value for the United States is Three hundred and fifty thousand United States dollars ($ 350,000.00). Among international entities, the total value does not exceed One Hundred Thousand United States Dollars (US$100,000.00) in the aggregate.

SCHEDULE F

ASSUMPTION AND SUPPLEMENTAL SECURITY AGREEMENT

This ASSUMPTION AND SUPPLEMENTAL SECURITY AGREEMENT (as amended, amended and restated, supplemented and/or otherwise modified from time to time, this “Agreement”), dated as of [                                      ], 200[_], is made by [new Debtor], a                          [corporation/limited liability company/partnership] (the “New Debtor”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL AGENT (for the benefit of the Secured Creditors (as defined in the Security Agreement hereinafter referred to)).

R E C I T A L S

A. ArthroCare Corporation, a Delaware corporation (the “Borrower”), has previously executed and delivered to the Collateral Agent that certain Security Agreement, dated as of December 19, 2003 (as amended, amended and restated, supplemented (including by way of supplements thereto that add additional parties as “Debtors” thereunder) and/or otherwise modified from time to time, the “Security Agreement”), pursuant to which the Borrower and, as applicable, various other parties (individually and collectively, the “Existing Debtors”) have granted to the Collateral Agent for the benefit of the Secured Creditors a lien on and security interest in the Collateral (as such term is defined in the Security Agreement) to secure the Secured Obligations (as such term is defined in the Security Agreement).

B. The Borrower provides the New Debtor with substantial financial, managerial, administrative, and technical support and the New Debtor will benefit, directly and indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrower.

NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in consideration of the financial accommodations made or to be made to the Borrower by the Secured Creditors from time to time, the New Debtor hereby agrees as follows:

1. The New Debtor acknowledges and agrees that it shall become a “Debtor” party to the Security Agreement effective upon the date the New Debtor’s execution of this Agreement and the delivery of this Agreement to the Collateral Agent, and that upon such execution and delivery, all references in the Security Agreement to the terms “Debtor” or “Debtors” shall be deemed to include the New Debtor. Without limiting the generality of the foregoing, the New Debtor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations, and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Debtor or in which the New Debtor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the New Debtor does hereby grant to the Collateral Agent for the benefit of the Secured Creditors, and hereby agrees that the Collateral Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, among other things, all of the New Debtor’s Collateral (as such term is defined in the Security Agreement), including, without limitation, all of the New Debtor’s Accounts, Chattel Paper, Instruments, Documents, General Intangibles Supporting Obligations, Deposit Accounts,

Inventory, Equipment, Fixtures, and all of the other Collateral described in Section 2 of the Security Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth herein in their entirety except that all references in such clauses to the Existing Debtors or any of them shall be deemed to include references to the New Debtor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Collateral Agent under the Security Agreement.

2. Schedule A (Locations), Schedule B (Other Names), Schedule C (Intellectual Property Rights), Schedule D (Real Estate) and Schedule E (Deposits) to the Security Agreement shall be supplemented by the information stated below with respect to the New Debtor:

SUPPLEMENT TO SCHEDULE A

NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE (AND NAME OF RECORD OWNER OF SUCH LOCATION)	ADDITIONAL PLACES OF BUSINESS AND COLLATERAL LOCATIONS (AND NAME OF RECORD OWNER OF SUCH LOCATIONS)
___________________	___________________	___________________
___________________	___________________	___________________

SUPPLEMENT TO SCHEDULE B

NAME OF DEBTOR	PRIOR LEGAL NAMES AND TRADE NAMES OF SUCH DEBTOR
___________________	___________________

SUPPLEMENT TO SCHEDULE C

INTELLECTUAL PROPERTY RIGHTS
________________________
________________________

SUPPLEMENT TO SCHEDULE D

REAL ESTATE LEGAL DESCRIPTIONS

SUPPLEMENT TO SCHEDULE E

DEPOSITS

3. The New Debtor hereby acknowledges and agrees that the Secured Obligations are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if the New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor.

4. Each capitalized term used but not otherwise defined in this Agreement has the meaning ascribed thereto in the Security Agreement, provided that any reference to the term “Debtor” or “Debtors” and any provision of the Security Agreement providing meaning to such terms shall be deemed a reference to the Existing Debtors and the New Debtor. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall remain unchanged and in full force and effect.

5. The New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Collateral Agent may deem necessary or proper to carry out more effectively the purposes of this Agreement.

6. No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

7. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

IN WITNESS WHEREOF, the New Debtor has caused this Agreement to be duly executed and delivered the day and year first written above.

[INSERT NAME OF NEW DEBTOR]

By
Name
Title

Accepted and agreed to as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By
Name
Title

EXHIBIT H

FORM OF TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (as amended, amended and restated, supplemented and/or otherwise modified from time to time, this “Agreement”), dated as of [                     ], 200[    ], is between ARTHROCARE CORPORATION, a Delaware corporation (the “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL AGENT (for the benefit of the Secured Creditors (as hereinafter defined)) (“Collateral Agent”).

R E C I T A L S

A. The Grantor has previously entered into or is in the process of entering into that certain Credit Agreement, dated as of December 19, 2003 (as amended, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, the financial institutions from time to time parties thereto (collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, and Wells Fargo, as Documentation Agent and Collateral Agent, pursuant to which the Lenders have agreed, subject to certain terms and conditions, to extend various financial accommodations to the Grantor (the Administrative Agent, the Collateral Agent, the Documentation Agent and the Lenders, together with Affiliates of the Lenders with respect to Swap Contracts referred to below are sometimes hereinafter referred to collectively as the “Secured Creditors” and individually as a “Secured Creditor”). In connection with the transactions contemplated by the Credit Agreement, the Grantor has previously entered into or is in the process of entering into that certain Security Agreement, dated as of December 19, 2003 (as amended, amended and restated, supplemented and/or otherwise modified from time to time, the “Security Agreement”), among the debtors (including the Grantor) named therein and the Collateral Agent.

B. In addition, the Grantor may from time to time be liable to the Lenders and/or their Affiliates with respect to Swap Contracts (as such term is defined in the Credit Agreement).

C. As a condition to extending credit to the Grantor under the Credit Agreement, the Secured Creditors have required, among other things, that the Grantor grant to the Collateral Agent for the benefit of the Secured Creditors a lien on and security interest in the personal property and fixtures of the Grantor described herein subject to the terms and conditions hereof.

D. The Grantor will benefit, directly or indirectly, from the financial accommodations extended by the Secured Creditors to the Grantor.

E. The Grantor has duly authorized the execution, delivery and performance of this Agreement.

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in order to induce the Lenders to make Loans (including the initial Loans) to the Grantor pursuant to the Credit Agreement, and to induce Secured Creditors to enter into Swap Contracts, the Grantor agrees, for the benefit of each Secured Creditor, as follows.

Section 1. Definitions. Unless the context otherwise requires, each capitalized term used but not otherwise defined herein has the meaning ascribed thereto or otherwise provided for in the Security Agreement.

Section 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor does hereby mortgage, pledge and hypothecate to the Collateral Agent (for the benefit of the Secured Creditors), and grant to the Collateral Agent (for the benefit of the Secured Creditors), all of the following property (the “Trademark Collateral”), whether now owned or hereafter acquired or existing by it:

(a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Attachment 1 attached hereto;

(b) all Trademark licenses, including each Trademark license referred to in Item B of Attachment 1 attached hereto;

(c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

(d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

(e) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Attachment 1 attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

Section 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each Secured Creditor under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Creditor thereunder) shall remain in full force and effect in accordance with its terms.

Section 4. Release of Security Interest. Upon payment in full in cash of all Secured Obligations and the termination of the Aggregate Commitments, the Collateral Agent shall, at the Grantor’s expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

Section 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

Section 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

Section 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. The Grantor acknowledges that this Agreement is and shall be effective upon its execution and delivery by the Grantor to the Collateral Agent, and it shall not be necessary for the Collateral Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

Section 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Section 9. JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GRANTOR AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO. EACH OF THE GRANTOR AND THE COLLATERAL AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Section 10. WAIVER OF JURY TRIAL. EACH OF THE GRANTOR AND COLLATERAL AGENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM,

DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT RELATING HERETO, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11. Patriot Act. The Collateral Agent (for itself and not on behalf of any other Person, including any Secured Creditor) hereby notifies the Grantor that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Grantor, which information includes the name and address of the Grantor and other information that will allow the Collateral Agent to identify the Grantor in accordance with the Patriot Act.

Section 12. Time of the Essence. Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first written above.

ARTHROCARE CORPORATION, A DELAWARE CORPORATION

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By
Name:
Title:

ATTACHMENT I

TO TRADEMARK SECURITY AGREEMENT

ITEM	A. TRADEMARKS

REGISTERED TRADEMARKS
COUNTRY	TRADEMARK	REGISTRATION NO.	REGISTRATION DATE
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA

PENDING TRADEMARK APPLICATIONS
COUNTRY	TRADEMARK	SERIAL NO.	FILING DATE
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA
USA

TRADEMARK APPLICATIONS IN PREPARATION

COUNTY	TRADEMARK	DOCKET NO.	FILING DATE	EXPECTED SERVICES	PRODUCTS
NONE.

ITEM B TRADEMARK LICENSES

COUNTY OR TERRITORY	TRADEMARK	LICENSOR	LICENSEE	EFFECTIVE DATE	EXPIRATION DATE
NONE.